                                                                    EXHIBIT 10.1





                                 LEASE AGREEMENT



                        RANCHO BERNARDO CORPORATE CENTER



================================================================================



                                    LANDLORD

                           RANCHO BERNARDO ASSOCIATES,
                        A CALIFORNIA GENERAL PARTNERSHIP





                                     TENANT

                           Inland Casino Corporation,
                               A Utah corporation

                                TABLE OF CONTENTS

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SUMMARY OF BASIC LEASE INFORMATION......................................................(II-i)

ARTICLE 1      DEFINITIONS   ..............................................................  1
        1.1    Additional Rent.............................................................  1
        1.2    Base Monthly Rent...........................................................  1
        1.3    Basic Terms.................................................................  1
        1.4    Building....................................................................  1
        1.5    Business Days...............................................................  1
        1.6    Common Area.................................................................  1
        1.7    Common Area Maintenance Charges.............................................  1
        1.8    Declarations................................................................  1
        1.9    Estimated Commencement Date.................................................  1
        1.10   Hazardous Materials.........................................................  1
        1.11   Hazardous Materials Laws....................................................  1
        1.12   Index.......................................................................  2
        1.13   Landlord....................................................................  2
        1.14   Landlord's Indemnitees......................................................  2
        1.15   Lease Interest Rate.........................................................  2
        1.16   Lease Term..................................................................  2
        1.17   Lease Year..................................................................  2
        1.18   Premises....................................................................  2
        1.19   Project.....................................................................  2
        1.20   Property Taxes..............................................................  2
        1.21   Rent........................................................................  2
        1.22   Rules and Regulations........................................................ 2
        1.23   Site Plan...................................................................  2
        1.24   Tenant......................................................................  2
        1.25   Tenant's Indemnitees........................................................  2
        1.26   Tenant's Proportional Share.................................................  2

ARTICLE 2      PREMISES....................................................................  2
        2.1    Premises....................................................................  2
        2.2    Lease of the Premises.......................................................  3
        2.3    Suitability of Premises.....................................................  3
        2.4    Premises As-Is..............................................................  3
               2.4.1       Refurbishment Allowance.........................................  3

ARTICLE 3      LEASE TERM..................................................................  3
        3.1    Lease Term..................................................................  3
        3.2    Commencement Date...........................................................  3
        3.3    [Intentionally omitted].....................................................  3
        3.4    [Intentionally omitted].....................................................  3
        3.5    Option to Extend Term.......................................................  3
               3.5.1  Extension Notice.....................................................  3
               3.5.2  Base Monthly Rent During Extension...................................  4
               3.5.3  Fair Market Rental Value.............................................  4
               3.5.4  Notice of Intent.....................................................  4
               3.5.5  Deadline and Documentation...........................................  5
               3.5.6  Costs................................................................  5
               3.5.7  Extended Term........................................................  5
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ARTICLE 4      RENTAL AND OTHER PAYMENTS...................................................  5
        4.1    Base Monthly Rent...........................................................  5
               4.1.1  Payment..............................................................  5
        4.2    Interest on Past Due Obligations............................................  5
        4.3    Late Charges................................................................  5
        4.4    Security Deposit............................................................  6
               4.4.1  Deposit of Funds.....................................................  6
               4.4.2  Transfer of Security Deposit.........................................  6
               4.4.3  End of Term..........................................................  6
        4.5    Letter of Credit............................................................  6

ARTICLE 5      OTHER CHARGES PAYABLE BY TENANT.............................................  6
        5.1    Additional Rent and Rent....................................................  6
        5.2    Property Taxes..............................................................  6
               5.2.1  Tenant Right to Contest Taxes........................................  6
               5.2.2  Consultation Regarding Taxes.........................................  6
               5.2.3  Landlord Right to Contest Taxes; Tax Consulting Service..............  6
               5.2.4  Liability for Penalties/Interest.....................................  7
               5.2.5  Exception............................................................  7
        5.3    Insurance Charges...........................................................  7
        5.4    Common Area Maintenance Charges.............................................  7
               5.4.1  Tenant to Bear Proportional Share of Common Area Maintenance
                      Charges..............................................................  7
               5.4.2  Landlord's Common Area and Building Maintenance Charges..............  7
               5.4.3  Charges Under Declarations............................................ 8
        5.5    Payment of Common Area Maintenance Charges, Property Taxes and Project
               Insurance Charges............................................................ 8
               5.5.1  Previous Charges...................................................... 8
               5.5.2  Year-End Adjustments.................................................. 8
               5.5.3  Audit................................................................. 8
        5.6    Personal Property Taxes...................................................... 9
               5.6.1  Payment Prior to Delinquency.......................................... 9
               5.6.2  Contest of Personal Property Taxes.................................... 9

ARTICLE 6      USE OF PROPERTY.............................................................. 9
        6.1    Permitted Uses............................................................... 9
        6.2    Manner of Use................................................................ 9
               6.2.1  Interference with Use/Nuisance........................................ 9
               6.2.2  Understanding Regarding Use........................................... 9
               6.2.3  Violation of Law/Insurance Provisions................................. 9
               6.2.4  Current Condition.................................................... 10
               6.2.5  Permits.............................................................. 10
        6.3    Rules and Regulations....................................................... 10
        6.4    Landlord's Access........................................................... 10
        6.5    Quiet Possession............................................................ 10

ARTICLE 7      HAZARDOUS MATERIALS......................................................... 10
        7.1    Prohibition of Storage...................................................... 10
               7.1.1  Use.................................................................. 10
               7.1.2  Permits.............................................................. 11
               7.1.3  Termination.......................................................... 11
               7.1.4  Normal Business...................................................... 11
               7.1.5  Current Condition.................................................... 11
        7.2    Disclosure and Warning Obligations.......................................... 11
        7.3    Notice of Actions........................................................... 11
        7.4    Hazardous Materials Indemnity............................................... 11
        7.4.1  Tenant. .....................................................................11
        7.4.2  Landlord.................................................................... 12
        7.4.3  Hazardous Materials Loss.................................................... 12
        7.5    Assignment and Subletting................................................... 12
        7.6    Environmental Tests and Audits.............................................. 12
        7.7    Lease "As Is"............................................................... 13
        7.8    Survival.................................................................... 13
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                                     I-(ii)
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ARTICLE 8      SERVICES AND UTILITIES...................................................... 13
        8.1    Payment and Arrangement..................................................... 13
        8.2    Interruption of Services and Utilities...................................... 13

ARTICLE 9      PARKING AND CONTROL OF COMMON AREAS......................................... 13
        9.1    Control of Common Areas by Landlord......................................... 13
        9.2    License..................................................................... 14

ARTICLE 10     CONDITION OF PREMISES; MAINTENANCE OF THE PREMISES.......................... 14
        10.1   Tenant's Obligations........................................................ 14
               10.1.1 Maintenance of the Premises.......................................... 14
               10.1.2 HVAC and Capital Repairs............................................. 14
               10.1.3 Repairs Due to Misuse................................................ 14
        10.2   Repair by Landlord.......................................................... 14
        10.3   Landlord's Obligations...................................................... 15

ARTICLE 11     ALTERATIONS AND IMPROVEMENTS................................................ 15
        11.1   Changes/Alterations......................................................... 15
        11.2   Manner of Construction...................................................... 15
               11.2.1 Conditions........................................................... 15
               11.2.2 Construction......................................................... 15
               11.2.3 Landlord Payment..................................................... 15
               11.2.4 Completion........................................................... 15
        11.3   Construction Insurance...................................................... 15
        11.4   Liens....................................................................... 15
        11.5   Signage..................................................................... 16

ARTICLE 12     INSURANCE AND INDEMNITY..................................................... 16
        12.1   Insurance to be Obtained by Landlord........................................ 16
               12.1.1 Fire and Casualty Insurance.......................................... 16
               12.1.2 Liability Insurance.................................................. 16
        12.2   Insurance to be Obtained by Tenant.......................................... 16
               12.2.1 Liability Insurance.................................................. 16
               12.2.2 Insurance of Personal Property....................................... 17
               12.2.3 Additional Insurance Obligations..................................... 17
        12.3   Waiver of Subrogation....................................................... 17
        12.4   Form of Policies............................................................ 17
        12.5   Indemnification............................................................. 17
               12.5.1 Indemnification of Landlord.......................................... 17
               12.5.2 Landlord's Nonliability.............................................. 17
               12.5.3  Indemnification of Tenant........................................... 18
ARTICLE 13     ASSIGNMENT AND SUBLETTING................................................... 18
        13.1   Landlord's Consent Required................................................. 18
               13.1.1 Transfer............................................................. 18
               13.1.2 Request.............................................................. 18
        13.2   Transfers of Interests in Tenant Requiring Landlord's Consent............... 18
        13.3   Recapture Right............................................................. 18
        13.4   Transfer Without Consent.................................................... 18
        13.5   No Release of Tenant........................................................ 19
        13.6   Effect of a Transfer........................................................ 19
        13.7   Event of Bankruptcy......................................................... 19
        13.8   No Merger................................................................... 19
        13.9   Assignment Fees and Procedures.............................................. 19
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                                    I-(iii)
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ARTICLE 14     DAMAGE OR DESTRUCTION....................................................... 19
        14.1   Casualty.................................................................... 19
               14.1.1 Repair............................................................... 19
               14.1.2 Hazardous Materials Event............................................ 20
        14.2   Rent Abatement Due to Casualty.............................................. 20
        14.3   Landlord's Option to Repair................................................. 20
        14.4   Damage Near End of Term..................................................... 21
        14.5   Waiver of Statutory Provisions.............................................. 21

ARTICLE 15     CONDEMNATION................................................................ 21
        15.1   Total Condemnation.......................................................... 21
        15.2   Partial Condemnation........................................................ 21
        15.3   Condemnation of Parking Area................................................ 21
        15.4   Distribution of Condemnation Award.......................................... 21
        15.5   Waiver...................................................................... 21

ARTICLE 16     DEFAULTS; REMEDIES.......................................................... 22
        16.1   Covenants and Conditions.................................................... 22
        16.2   Defaults by Tenant.......................................................... 22
        16.3   Remedies.................................................................... 22
        16.4   The Right to Relet the Premises............................................. 23
        16.5   Waiver of Rights of Redemption.............................................. 23
        16.6   Cumulative Remedies......................................................... 23
        16.7   Additional Remedies Upon Default............................................ 24
        16.8   Default by Landlord......................................................... 24
        16.9   Landlord's Cure............................................................. 25

ARTICLE 17     PROTECTION OF CREDITORS..................................................... 25
        17.1   Subordination............................................................... 25
        17.2   Attornment.................................................................. 25
        17.3   Signing of Documents........................................................ 25
        17.4   Estoppel Certificates....................................................... 25
               17.4.1 Request.............................................................. 25
               17.4.2 Failure to Respond................................................... 26
        17.5   Tenant's Financial Condition................................................ 26
        17.6   Mortgagee Protection Clause................................................. 26

ARTICLE 18     TERMINATION OF LEASE........................................................ 26
        18.1   Condition Upon Termination.................................................. 26
        18.2   Non-Removal by Tenant....................................................... 26
        18.3   Abandoned Property.......................................................... 27
        18.4   Landlord's Actions on Premises.............................................. 27
        18.5   Holding Over................................................................ 27



                                     I-(iv)
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ARTICLE 19     MISCELLANEOUS PROVISIONS.................................................... 27
        19.1   Successors.................................................................. 27
        19.2   Severability................................................................ 27
        19.3   Interpretation.............................................................. 27
        19.4   Other Tenancies............................................................. 28
        19.5   Entire Agreement............................................................ 28
        19.6   Landlord's Liability........................................................ 28
        19.7   Notices..................................................................... 28
        19.8   Waivers..................................................................... 28
        19.9   No Recordation.............................................................. 28
        19.10  Choice of Law............................................................... 28
        19.11  Corporate Authority; Partnership Authority.................................. 29
        19.12  No Partnership.............................................................. 29
        19.13  Joint and Several Liability................................................. 29
        19.14  Attorneys' Fees............................................................. 29
        19.15  Lender Modification......................................................... 29
        19.16  Brokers..................................................................... 29
        19.17  Force Majeure............................................................... 29
        19.18  Obligations Survive Termination............................................. 30
        19.19  Tenant's Waiver............................................................. 30
        19.20  Submission of Lease......................................................... 30


                                    EXHIBITS

        Exhibit "A-1".................................................................Building

        Exhibit "A-2"..................................................................Project

        Exhibit "A-3"................................................................Site Plan

        Exhibit "B"......................................................Rules and Regulations

        Exhibit "C"......................................................Work Letter Agreement



                                      I(v)

                                 LEASE AGREEMENT


                       SUMMARY OF BASIC LEASE INFORMATION


1.  Lease Date:             September 3, 1997

2.  Landlord:               Rancho Bernardo Associates, a California
                            general partnership

3.  Address of Landlord:    c/o Newport National Corporation
                            5050 Avenida Encinas, Suite 350
                            Carlsbad, CA  92008
                            Attn:  Mr. Jeffry A. Brusseau

4.  Tenant:                 Inland Casino Corporation, a Utah corporation

5.  Address of Tenant:      16868 Via Del Campo Court, Suite 200
                            San Diego, CA  92127

6.  Premises (Section       16868 Via Del Campo Court, Suite 200, San Diego,
    2.1 of Lease):          California  92127

                            Building Rentable Area:  86,952 square feet

                            Premises Rentable Area:  20,533 square feet

                            Tenant's Proportional Share: 23.614%


7.  Project:                Property Described on Exhibit A-2

    Building:               Property Described on Exhibit A-1 and known as:
                            Rancho Bernardo Corporate Center
                            16868 Via Del Campo Court
                            San Diego, CA  92127

8.  Lease Term:             Lease Term:  Sixty (60) Months
    (Article 3 of Lease):
                            Estimated Lease Commencement Date:  November 1, 1997

                            Estimated Lease Expiration Date:  October 31, 2002


9.  Rent                    Base Rent  Commencement  Date:  Commencement Date
    (Article 4 of Lease):   (See also Section 3.2)

                            Base Rent Year        Base Monthly Rent

                                    1             $17,863.71   Triple Net
                                    2             $18,578.26   Triple Net
                                    3             $19,321.39   Triple Net
                                    4             $20,094.25   Triple Net
                                    5             $20,898.02   Triple Net

                            First Month's Base Monthly Rent due upon execution of Lease: $17,863.71

                            Late Charge: Ten percent (10%) of the overdue amount

                            Lease Interest Rate:  Maximum Rate Allowed By Law



09/03/97                              II-(i)       Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

10. Use (Article 6 of       General office for executive staff, legal,
    Lease):                 accounting, marketing support and MIS
                            software/hardware for Barona Casino and ancillary operations on behalf of Inland Casino Corporation.
                            ("Permitted Uses")

11. Security Deposit        Seventeen Thousand Eight Hundred Sixty-Three and
    (Article 4 of Lease):   71/100 Dollars ($17,863.71).


12. Brokers (Section        Landlord's Broker:  Jay Alexander, Colliers Iliff
    19.16 of Lease):        Thorn
                            Tenant's Broker:  Peter Fennelly, Colliers Iliff
                            Thorn

13. Option to Extend Term: Extension: One (1) Option of Sixty (60) months. (Section 3.5 of Lease):

                            Extension Notice: At least One Hundred Eighty (180) days prior to the expiration of the then existing Lease Term.

                            Base Monthly Rent During Extensions: Prevailing market rent for comparable space in comparable buildings in the Carmel Mountain Ranch and Rancho Bernardo areas of San Diego, CA, but not less than the Base Monthly Rent during the immediately preceding Base Rent Year.

14. Tenant Improvement      $3.00 per square foot (Section 5.3 of the Work
    Allowance:              Letter Agreement).

1514. Exhibits and Addenda: The following exhibits and addenda are attached hereto and incorporated into this Lease:


        EXHIBITS:

        Exhibit "A-1"..................................................Building

        Exhibit "A-2"...................................................Project

        Exhibit "A-3".................................................Site Plan

        Exhibit "B".......................................Rules and Regulations

        Exhibit "C".......................................Work Letter Agreement


        OTHER EXHIBITS AND ADDENDA: None



09/03/97                              II-(ii)      Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        The foregoing Summary of Basic Lease Information is hereby incorporated into and made a part of this Lease. Each reference in this Lease to the Summary of Basic Lease Information shall mean the information set forth above and shall be construed to incorporate all of the terms provided under the particular lease paragraph pertaining to such information. In the event of a conflict between the Summary of Basic Lease Information and the Lease, the terms of the Lease shall prevail.



                                       LANDLORD:

                                       Rancho Bernardo Associates, a California general partnership

                                       By:   Newport National Corporation,
                                             a California corporation,
                                       Its:  Partner


                                       By: /s/ Jeffry A. Brusseau
                                          ------------------------------------
                                              Jeffry A. Brusseau
                                       Its:   Senior Vice President/COO
                                           -----------------------------------

                                       Date: 9/29/97
                                            ----------------------------------


                                       TENANT:

                                       Inland Casino corporation,
                                       a Utah corporation


                                       By: /s/ L. Donald Speer, II
                                          -----------------------------------
                                       Name: L. Donald Speer, II
                                            ---------------------------------
                                       Its: President
                                           ----------------------------------
                                       Date: September 11, 1997
                                            ---------------------------------


                                       By: /s/ L. Donald Speer, II
                                          -----------------------------------
                                       Name: L. Donald Speer, II
                                            ---------------------------------
                                       Its: Chief Executive Officer
                                           ----------------------------------
                                       Date: September 11, 1997
                                            ---------------------------------



09/03/97                             II-(iii)      Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

                                      LEASE


        This Lease, which includes the Basic Terms (as hereinafter defined), ("Lease"), is made as of September 3, 1997, by and between Rancho Bernardo Associates, a California general partnership, ("Landlord") and Inland Casino Corporation, a Utah corporation, ("Tenant").

                                   ARTICLE 1

                                  DEFINITIONS

        In addition to the defined terms set forth elsewhere in this Lease, unless the context otherwise requires, the following terms shall have the meanings set forth below.

        1.1 ADDITIONAL RENT. "Additional Rent" refers collectively to the Tenant's Proportional Share of Common Area Maintenance Charges, Property Taxes and Insurance Charges and any other charges due and payable by Tenant under this Lease other than Base Monthly Rent.

        1.2 BASE MONTHLY RENT. "Base Monthly Rent" means the rental specified in
Article 4 of this Lease.

        1.3 BASIC TERMS. "Basic Terms" means the Summary of Basic Lease Information set forth at the beginning hereof.

        1.4 BUILDING. "Building" means the office and industrial building located at 16868 Via Del Campo, San Diego, California 92127, more particularly described on Exhibit A-1, together with all fixtures, equipment and personal property owned by Landlord, now or hereafter situated or located therein or thereupon and used in connection with the operation and maintenance thereof. The Building is within the Project.

        1.5 BUSINESS DAYS. "Business Days" means any day on which business is conducted by federal savings banks in San Diego County, California.

        1.6 COMMON AREA. "Common Area" means all areas, space, equipment and special services which are from time-to-time provided by Landlord for the common or joint use and benefit of the occupants of the Building, their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck service-ways, stairs, ramps, sidewalks, patios, hardscapes, electrical rooms, mailrooms, common area restrooms and hallways.

        1.7 COMMON AREA MAINTENANCE CHARGES. "Common Area Maintenance Charges" means the costs and expenses described in Section 5.4.2 of this Lease.

        1.8 DECLARATIONS. "Declarations" means any Declaration or Declarations of Covenants, Conditions and Restrictions which have been or may be recorded against the Building.

        1.9 ESTIMATED COMMENCEMENT DATE. "Estimated Commencement Date" refers to the date specified in Item 8 of the Basic Terms.

        1.10 HAZARDOUS MATERIALS. The term "Hazardous Material(s)" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material which are, or in the future become, regulated under applicable local, state or federal law for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde and (vii) radioactive materials and waste.

        1.11 HAZARDOUS MATERIALS LAWS. The term "Hazardous Materials Law(s)" shall mean any federal, state or local laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, and other authority, existing now or in the future, which classify, regulate, list or define hazardous substances, materials, wastes contaminants, pollutants and/or the Hazardous Materials.


09/03/97                               1           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        1.12 INDEX. "Index" means the Consumer Price Index (1982-84=100) for the Los Angeles-Long Beach-Anaheim area published from time to time by U.S. Bureau of Labor Statistics, or its replacement.

        1.13 LANDLORD. "Landlord" means the person or entity described in Item 2 of the Basic Terms.

        1.14 LANDLORD'S INDEMNITEES. "Landlord's Indemnitees" shall refer collectively to Landlord's agents, partners, members, managers, shareholders, officers, directors, employees, successors and/or assigns.

        1.15 LEASE INTEREST RATE. "Lease Interest Rate" means the interest rate specified in Item 9 of the Basic Terms.

        1.16 LEASE TERM. "Lease Term" means the entire period commencing with the Commencement Date and continuing for the period specified in Item 8 of the Basic Terms, plus any extensions, renewals or holding over periods.

        1.17 LEASE YEAR. "Lease Year" or "lease year" shall mean a consecutive twelve (12) month period during the Lease Term commencing on the Commencement Date provided that the Lease Year may be adjusted by Landlord to commence on the first day of a calendar month after the Commencement Date.

        1.18 PREMISES. "Premises" means the space described in Section 2.1 and delineated on the Site Plan.

        1.19 PROJECT. "Project" means the office and industrial project described in Exhibit "A-2."

        1.20 PROPERTY TAXES. "Property Taxes" means: (i) general real property and improvements taxes, any form of assessment, special assessment or reassessment, any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or other tax imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agriculture, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Building; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Building or against Landlord's business of leasing the Building; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Building by any governmental agency; (iv) any tax imposed upon this transaction or based upon a reassessment of the Building due to a change in ownership or transfer of all or part of Landlord's interest in the Building; and
(v) any charge or fee replacing any tax previously included within the definition of Property Taxes. "Property Taxes" does not, however, include Landlord's Federal or State income, franchise, inheritance or estate taxes.

        1.21 RENT. "Rent" and/or "rent" shall mean the Base Monthly Rent, Additional Rent and any other amounts Tenant is required to pay under this Lease.

        1.22 RULES AND REGULATIONS. "Rules and Regulations" mean the rules and regulations set forth in Exhibit "B" attached to this Lease.

        1.23 SITE PLAN. "Site Plan" refers to the Site Plan attached as Exhibit "A-3."

        1.24 TENANT. "Tenant" means the person or entity described in Item 4 of the Basic Terms.

        1.25 TENANT'S INDEMNITEES. "Tenant's Indemnitees" shall refer collectively to Tenant's agents, partners, members, managers, shareholders, officers, directors, employees, successors and/or assigns.

        1.26 TENANT'S PROPORTIONAL SHARE. "Tenant's Proportional Share" shall mean the percentage obtained by dividing the square footage of the Premises by the total square footage of the Building. Notwithstanding any potential variations in the measurement of the square footages of the Premises or the Building, the parties have agreed that Tenant's Proportional Share shall be as set forth in Item 6 of the Basic Lease Provisions.


                                    ARTICLE 2

                                    PREMISES

        2.1 PREMISES. Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The Premises are located in the Building. The Building is, in turn, located in and constitutes a portion of the Project. Landlord reserves the right to change the shape, size, location, number and extent of the improvements shown on the Site Plan and eliminate or add any



09/03/97                               2           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

improvements to any portion of the Building as provided in Article 5, provided there is no material adverse impact on access to the Premises for Tenant and its employees and invitees. Landlord shall use its reasonable efforts to minimize any disruption of Tenant's use of the Premises caused by Landlord's construction activities. The purpose of the Site Plan is to show the approximate location of the Premises. Notwithstanding any other provision contained in this Lease, Landlord reserves the right at any time to vary and adjust the size of the various improvements, the location of any other tenant, automobile parking areas, and other Common Areas as shown on said Site Plan, provided, however, that there is no material adverse impact on access to the Premises for Tenant and its employees and invitees and said parking area (including landscaped Common Areas) shall at all times provide for not less than the minimum parking required by the local jurisdiction in which the Building is located and the minimum requirements established under any Declaration or deed restrictions encumbering the Premises.

        2.2 LEASE OF THE PREMISES. Tenant acknowledges that this Lease is subordinate and subject to the Declarations, all liens, encumbrances, deeds of trust, reservations, restrictions and other matters affecting the Project or the Premises and any law, regulation, rule, order or ordinance of any governmental entity applicable to the Project or the Premises or the use or occupancy thereof, in effect on the execution of this Lease or thereafter promulgated. Landlord grants Tenant during the Lease Term the concurrent right to use the Common Areas on a nonexclusive basis and subject to the provisions of this Lease. Easements for light and air are not included in the leasing of these Premises to Tenant. Landlord further reserves the exclusive right of access to the roof, except for any rights of access specifically granted to Tenant under the terms of this Lease or any rights of access approved by Landlord, in its sole discretion, in writing.

        2.3 SUITABILITY OF PREMISES. Tenant acknowledges that, except as expressly set forth herein, Landlord has made no representation or warranty regarding the condition of the Premises or the Building or the suitability of such Premises or the Project for the operation or conduct of Tenant's business thereon or for any other purpose. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were acceptable to Tenant and in satisfactory condition to conduct business at such time.

        2.4 PREMISES AS-IS. Except as specifically set forth herein, the Premises are being leased to Tenant in an "as-is" condition and Tenant hereby accepts the Premises in its "as-is" condition and acknowledges that Tenant is not relying upon any statement or representation by Landlord or any third party regarding the condition of the Premises or the fitness of the Premises for Tenant's particular use. Tenant has had an opportunity to inspect the Premises and every aspect thereof and represents to Landlord that the Premises are in acceptable condition.

            2.4.1 REFURBISHMENT ALLOWANCE. Landlord will provide a one time refurbishment allowance of Three and 00/100 Dollars ($3.00) per rentable square foot to Tenant during the Original Term of this Lease. Tenant may use said funds for refurbishment of tenant improvements at Tenant's discretion, subject to reasonable approval of improvements by Landlord and in accordance with the Work Letter Agreement (Exhibit "C") attached hereto.


                                    ARTICLE 3

                                   LEASE TERM

        3.1 LEASE TERM. The term of this Lease ("Lease Term") shall be for the period of time specified in the Basic Terms, but shall be extended to include any fraction of a calendar month between the commencement of the Lease Term and the first day of the first full calendar month thereof. Notwithstanding the Lease Term, this Lease is a binding contract between Landlord and Tenant from and after the date of full execution and delivery hereof by both parties, enforceable in accordance with its terms.

        3.2 COMMENCEMENT DATE. The commencement date of the Lease Term ("Commencement Date") shall be the date set forth in the Basic Terms.

        3.3 [Intentionally omitted]

        3.4 [Intentionally omitted]

        3.5 OPTION TO EXTEND TERM. Tenant shall have the option to extend ("Extension Option") the Term as set forth in the Summary of Basic Lease Information (as exercised, the "Extension Term"), on the following terms and conditions:

            3.5.1 EXTENSION NOTICE. Tenant's option to extend the Term shall be subject to satisfaction of each of the following conditions precedent, which are solely for the benefit of Landlord:



09/03/97                              3            Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

            3.5.1.1 The Extension Option shall be exercised by written notice ("Extension Notice") delivered by Tenant to Landlord no later than one hundred eighty (180) days prior to the end of the Term ("Extension Deadline"); and, no earlier than two hundred seventy (270) days prior to the end of the Term.

            3.5.1.2 The Lease shall be in effect and Tenant shall not be in default of any material provision thereof (beyond any applicable period of cure) both on the day of the Extension Notice and on the last day of the Term.

            3.5.2 BASE MONTHLY RENT DURING EXTENSION. In the event the Term is extended following exercise by Tenant of an Extension Option, then all of the terms, covenants and conditions of the Lease shall remain in full force and effect, except that Base Monthly Rent to be applicable during the Extension Term shall be adjusted to the greater of (i) the Fair Market Rental Value (as defined below) for the Premises, or (ii) the Base Monthly Rent due for the final Lease Year just prior to the Extension increased in proportion to the percentage increase in the Index from the Commencement Date to the date of the Notice of Intent (defined below), and such increase based on the Index shall be at least four percent (4%) but not more than eight percent (8%) greater than the Base Monthly Rent due at the time of the Extension Notice.

            3.5.3 FAIR MARKET RENTAL VALUE. As used herein, the term "Fair Market Rental Value" shall mean the rental rate as of the commencement of the Extension for comparable office/industrial space situated in the area of a corridor along Interstate 15 in the Carmel Mountain Ranch and Rancho Bernardo areas of San Diego, that a willing, comparable tenant would pay to a willing landlord, neither of whom is compelled to rent, at arms length during a one-year term, giving appropriate consideration to rental rates per square foot. "Comparable office/industrial space," for purposes of this Lease, means space in a building with adjacent, above-ground parking; which is in a project with landscaping and other amenities comparable to the Building; which has comparable services and amenities; for which a tenant would have comparable expense pass-throughs; and which is improved with tenant improvements of substantially similar age, quality and layout as the improvements then existing in the Premises.

                  3.5.4 NOTICE OF INTENT. Upon Tenant's written request to Landlord stating Tenant's nonbinding intention to exercise the Extension Option made no later than one hundred eighty (180) days prior to the Extension Deadline; and, no earlier than two hundred seventy (270) days prior to the Extension Deadline ("Notice of Intent"), Landlord shall inform Tenant of Landlord's calculation of the Base Monthly Rent that would be applicable during the Extension Term. Landlord shall so inform Tenant within ten (10) days of receipt of the Notice of Intent. Promptly thereafter Landlord and Tenant shall commence negotiation of the Fair Market Rental Value. In the event Landlord and Tenant have been unable to agree on a Fair Market Rental Value, after good faith negotiations, by the date which is twenty (20) days after the Notice of Intent, then each party shall submit to the other a final proposal for Base Monthly Rent during the Extension Term ("Extension Rent Proposal"). Landlord's Extension Rent Proposal shall be no greater than its most recent proposed Fair Market Rental Value during such good faith negotiations, and Tenant's Extension Rent Proposal shall be no less than its most recent proposed Fair Market Rental Value during such good faith negotiations. If either party fails to timely submit such an Extension Rent Proposal, the other party's submitted proposal shall determine the Fair Market Rental Value to calculate the Base Monthly Rent to be applicable during the Extension Term. If both parties submit Extension Rent Proposals, then Fair Market Rental Value to be used in calculating the Base Monthly Rent to be applicable during the Extension Term shall be determined by third parties, according to the following procedure:

                  3.5.4.1 Within five (5) days after exchange of Extension Rent Proposals, Landlord and Tenant shall meet and make a good faith attempt to mutually appoint an individual who shall by profession be a certified M.A.I. real estate appraiser who shall have been active full-time over the previous five (5) years in the appraisal of commercial properties located in San Diego County. If Landlord and Tenant are unable to agree upon a single such appraiser, then each shall, within five (5) days after the meeting, select an appraiser that fits the foregoing qualifications. If two appraisers are so appointed, they shall, within ten (10) days after the date of appointment of the last appointed appraiser, appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two appraisers.

                  3.5.4.2 The appraiser(s) (as appointed above) determination of Fair Market Rental Value of the Premises shall be according to the definition set forth above. Whether one appraiser or three appraisers are required, a decision shall be reached within fifteen (15) days after the appointment of either the single appraiser or the third appraiser, as the case may be. The appraiser(s) shall have no authority to create an independent Extension Term rental structure; the sole decision to be made shall be the Fair Market Rental Value to be used in calculating the Base Monthly Rent which would be due during the Extension if the Extension is exercised. If three appraisers have been selected to determine Fair Market Rental Value and a majority of the three appraisers cannot agree on a Fair Market Rental Value, then the Fair Market Rental Value shall be the average of the two (2) closest proposed Fair Market Rental Values from two (2) of such appraisers; provided, however, if the three
(3) proposed Fair Market Rental Values from the three appraisers are separated by equal amounts, then the middle Fair Market Rental Value shall be selected. If either Landlord or Tenant fails to appoint an appraiser within the time period specified hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant.

09/03/97                               4           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

            3.5.5 DEADLINE AND DOCUMENTATION. Notwithstanding the foregoing process for determining the proposed Base Monthly Rent to be applicable during the Extension if Tenant exercises its Extension Option (including, but not limited to, the appraisal process), in no event shall the Extension Deadline be delayed, extended or changed. If Tenant exercises the Extension Option, the parties shall execute an amendment to the Lease specifying the Base Monthly Rent applicable during the Extension within ten (10) days after the Extension Notice.

            3.5.6 COSTS. If Tenant delivers a Notice of Intent but does not exercise the Extension Option, Tenant shall be liable for all costs of appraisal incurred by Tenant and Landlord in determining the Base Monthly Rent which would be applicable during the Extension. If Tenant exercises the Extension Option, Tenant and Landlord shall each pay their own costs of appraisal, if any, and shall each pay one-half (1/2) of costs of a single appraiser or a third appraiser, as the case may be, incurred in determining such Base Monthly Rent.

            3.5.7 EXTENDED TERM. Following commencement of the Extension Term, all references in the Lease to the Term shall mean the Term, as extended.


                                    ARTICLE 4

                            RENTAL AND OTHER PAYMENTS

        4.1 BASE MONTHLY RENT. From and after the Base Rent Commencement Date, Tenant shall pay to Landlord, in advance, on the first day of each and every calendar month during the Lease Term, the Base Monthly Rent. The Base Monthly Rent for any fraction of a month after the Base Rent Commencement Date will be prorated and paid within three (3) days of the Base Rent Commencement Date. Payment of the Base Monthly Rent, Additional Rent and all other charges deemed to be Rent under this Lease shall be without prior notice, deduction, offset or demand, shall be in lawful money of the United States of America and shall be made at the address set forth for Landlord in the Basic Terms or at such other place as Landlord may direct. Base Monthly Rent payable for any period of less than one (1) month shall be prorated based upon a thirty (30) day month. Tenant shall pay to Landlord as prepaid Base Monthly Rent, immediately upon execution of this Lease (in addition to the security deposit required), the amount specified in the Basic Terms, which sum shall be applied to the first calendar month of the Lease Term for which payment of Base Monthly Rent is due.

            4.1.1 PAYMENT. The Base Monthly Rent for any fraction of a month at the beginning of the Lease Term will be prorated and paid within three (3) days of the Commencement Date. Payment of the Base Monthly Rent, Additional Rent and all other charges deemed to be Rent under this Lease shall be without prior notice, deduction, offset or demand, shall be in lawful money of the United States of America and shall be made at the address set forth for Landlord in the Basic Terms or at such other place as Landlord may direct. Base Monthly Rent payable for any period of less than one (1) month shall be prorated based upon a thirty (30) day month. Tenant shall pay to Landlord as prepaid Base Monthly Rent, immediately upon execution of this Lease (in addition to the security deposit required), the amount specified in the Basic Terms, which sum shall be applied to the first calendar month of the Lease Term for which payment of Base Monthly Rent is due.

        4.2 INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest from five (5) days after the due date at the Lease Interest Rate but if such Lease Interest Rate exceeds the maximum interest rate permitted by law, such Lease Interest Rate shall be reduced to the highest rate allowed by law under the circumstances. Interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease and the parties agree that such amounts are a reasonable estimate of the costs Landlord will incur as a result of its loss of the use of its money due to such late payment by Tenant.

        4.3 LATE CHARGES. Tenant's failure to pay any Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any Rent payment within five (5) days after it becomes due, Tenant shall pay Landlord a late charge in the amount specified in Item 9 of the Basic Terms. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall, in no event, constitute a waiver of Tenant's default with respect to such overdue amount. The late charge shall be deemed Rent and the rights to require it shall be in addition to all of Landlord's rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.



09/03/97                               5           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        4.4 SECURITY DEPOSIT.

            4.4.1 DEPOSIT OF FUNDS. Upon the execution of the Interim Agreement, Tenant delivered to Landlord, in cash, a security deposit ("Security Deposit") in the amount set forth in Item 11 of the Basic Terms. Landlord may, but shall not be obligated to, apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

            4.4.2 TRANSFER OF SECURITY DEPOSIT. Landlord may deliver the funds deposited hereunder by Tenant to a purchaser of Landlord's interest in the Premises, in the event that such interest be sold; and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit, except as may otherwise be agreed upon in writing by Landlord and Tenant.

            4.4.3 END OF TERM. Within thirty (30) days of the expiration or termination of the Term, Landlord shall return to Tenant any unused portion of the Security Deposit after deduction therefrom of unpaid amounts owed by Tenant to Landlord pursuant to this Lease.

        4.5 LETTER OF CREDIT. Upon the execution of this Lease, Tenant agrees to post an irrevocable Letter of Credit from a financial institution reasonably acceptable to Landlord on behalf of Landlord in the amount of One Hundred Thirty-Three Thousand and 00/100 Dollars ($133,000.00) as additional security to Landlord should the Tenant default in any of its obligations under the Lease. The Letter of Credit must be renewable annually. The issuing financial institution must deliver written notice to Landlord at least thirty (30) days prior to the date when the Letter of Credit should otherwise be renewed, in which case Landlord may draw the entire amount represented by the Letter of Credit until Tenant elects to deliver to Landlord cash or a replacement Letter of Credit. The Letter of Credit shall remain in place until such time as Tenant's sources or revenue, as determined by Landlord in its sole and absolute discretion, justify the release of the Letter of Credit. Landlord agrees to look to the Security Deposit, if applicable, previous to drawing the entire amount represented by the Letter of Credit.

                                    ARTICLE 5

                         OTHER CHARGES PAYABLE BY TENANT

        5.1 ADDITIONAL RENT AND RENT. All Additional Rent and Rent under this Lease, other than Base Monthly Rent, shall, unless this Lease expressly provides otherwise, be paid with the next installment of Base Monthly Rent falling due.

        5.2 PROPERTY TAXES. Tenant agrees to pay to Landlord, as Additional Rent, Tenant's Proportional Share of all Property Taxes. Tenant shall pay said portion of Property Taxes in accordance with the requirements of Section 5.5 of this Lease. All Property Taxes for the year in which this Lease commences shall be prorated by Landlord.

            5.2.1 TENANT RIGHT TO CONTEST TAXES. Tenant may attempt to have the assessed valuation of the Building reduced or may initiate proceedings to reasonably contest the Property Taxes. Landlord agrees to cooperate with Tenant's reasonable requests in any proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any reasonable costs or fees incurred by Landlord, and shall pay any Property Taxes prior to delinquency which are the subject of the proceedings. Landlord shall provide Tenant with an estimate of such costs or fees to be incurred by Landlord at the time such proceeding is commenced. Any increase to the Property Taxes which results from Tenant's contest shall be paid by Tenant and Landlord shall have no responsibility for the payment of such an increase.

            5.2.2 CONSULTATION REGARDING TAXES. Upon the reasonable request of Tenant, Landlord shall consult with Tenant or Tenant's tax advisor(s) from time to time regarding the assessment or payment of Property Taxes.

            5.2.3 LANDLORD RIGHT TO CONTEST TAXES; TAX CONSULTING SERVICE. Tenant agrees to cooperate with Landlord's reasonable requests in any proceedings brought by Landlord to contest the Property Taxes. Notwithstanding any other provision in this Lease, Tenant shall not be liable for the proportionate share of any costs incurred by Landlord for the use of a tax consulting service when such costs are pursuant to a contingency or utility or similar fee, unless Landlord obtains Tenant's written consent, which shall not be unreasonably withheld, prior to entering into such an arrangement or incurring such costs. Such costs, however, shall be deducted from any savings obtained by the tax consulting service prior to including any such savings in the calculation of Property Taxes.



09/03/97                               6           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

            5.2.4 LIABILITY FOR PENALTIES/INTEREST. Neither party shall be liable for any penalties or interest which become due as a result of the other party's failure to timely pay, file or otherwise comply with applicable law regarding the payment of taxes.

            5.2.5 EXCEPTION. Notwithstanding the foregoing, in the event that Property Taxes would otherwise include a single, one-time charge or assessment which will not recur ("Single Charge"), the Single Charge shall be includable within Property Taxes each Lease Year only to the extent of an annual amortized portion. Such amortization of the Single Charge shall be in Landlord's reasonable discretion.

        5.3 INSURANCE CHARGES. Tenant agrees to pay to Landlord, as Additional Rent, Tenant's Proportional Share of all premiums for liability, property damage, fire and other types of casualty insurance maintained by Landlord on the Common Area and all improvements within the Building and the Premises and any other insurance obtained by Landlord in the amounts and pursuant to the terms of this Lease ("Insurance Charges").

        5.4 COMMON AREA MAINTENANCE CHARGES. Landlord shall operate, maintain, manage and repair the Common Area in a neat orderly condition reasonably equivalent to that found in buildings in San Diego County similar to the Building.

            5.4.1 TENANT TO BEAR PROPORTIONAL SHARE OF COMMON AREA MAINTENANCE Charges. Tenant agrees to pay to Landlord, as further Additional Rent, its Proportional Share of the Common Area Maintenance Charges which are allocable to the Lease Term.

            5.4.2 LANDLORD'S COMMON AREA AND BUILDING MAINTENANCE CHARGES.

                  5.4.2.1 For the purpose of this Lease the "Common Area Maintenance Charges" means the total cost and expense reasonably incurred by Landlord in operating, maintaining, managing and repairing the Building and/or the Common Area, including, without limitation, costs and expenses for the following: gardening and landscaping; maintenance and repair of the nonstructural portions of the roof; pest extermination services; utilities, water and sewer charges (other than with respect to utilities separately metered and paid directly by Tenant or other tenants in the Building); maintenance of parking areas; fees, charges and other costs (including, without limitation, consulting, accounting and legal fees, but excluding legal and accounting fees directly attributable to other tenants) reasonably necessary to manage the Building (including a fee to Landlord for management of the Building and the Common Areas not to exceed four percent (4%) of the aggregate basic monthly rent collected from tenants in the Building); costs of compliance with any and all governmental laws, ordinances, and regulations applicable to the Building which were not applicable as of the Commencement Date; installation, maintenance and replacement of signs identifying the Building (other than Tenant's signs); all personal property taxes levied on or attributable to personal property to the extent used in connection with the Building and Common Area; rental or lease payments paid by Landlord for rented or leased personal property to the extent used in the operation or maintenance of the Building; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security, and similar items; reasonable and customary operating reserves; a fee to Landlord not to exceed ten percent (10%) of the aggregate of the total of all other Common Area Maintenance Charges (exclusive of the 4% management fee and exclusive of Property Taxes and Insurance Charges) for Landlord's supervision and administration of the Building; and the amortized costs (as reasonably determined by Landlord over the appropriate useful life) to repair, maintain or install capital improvements to comply with governmental regulations or undertaken in good faith with a reasonable expectation of reducing operating costs. Landlord may cause any or all of such services to be provided by an independent contractor.

                  5.4.2.2 For purposes of this Lease, "Common Area Maintenance Charges" shall not include (i) items or services for which Tenant or any other tenant of the Building or Project reimburses Landlord (other than its or their pro rata share of Common Area Maintenance Charges), (ii) items which Landlord provides for the exclusive use of one or more tenants (other than Tenant) without reimbursement, (iii) except as otherwise provided herein, costs for space in the Building held exclusively for rent to occupants, (iv) costs for operation of the business of the entity which constitutes Landlord (which exclusion does not affect the management, supervision or administrative fees set forth above), (v) costs incurred by Landlord as a result of violation of the Lease or the Declarations by a person or entity for which Tenant is not liable or responsible under this Lease, (vi) payments to affiliates of Landlord for services to the extent they exceed amounts that would customarily be paid to non-affiliates in similar situations as and in the locale of the Building (which exclusion does not affect the management, supervision or administrative fees set forth above), (vii) leasing commissions, and (viii) costs to the extent insurance proceeds or proceeds from a warranty or service contract are received.



09/03/97                               7           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

            5.4.3 CHARGES UNDER DECLARATIONS. Tenant acknowledges that certain aspects of the maintenance and repair of, and payment of Property Taxes with respect to, the Project may be controlled by the Declarations and Tenant agrees that charges imposed for such items under the Declarations referred to as Association Fees shall be included in Common Area Maintenance Charges and Property Taxes for purposes of this Lease. Tenant agrees to abide by the rules and requirements imposed under the Declarations. Tenant shall also pay to Landlord as Additional Rent any special assessments imposed under the Declarations due to Tenant's use or activities. Tenant shall pay to Landlord all amounts under this Section no later than (i) ten (10) days after written notice thereof to Tenant, or (ii) ten (10) days before such amounts are due under the Declarations.

        5.5 PAYMENT OF COMMON AREA MAINTENANCE CHARGES, PROPERTY TAXES AND PROJECT INSURANCE CHARGES. Tenant shall pay Tenant's Proportional Share of all estimated Common Area Maintenance Charges, Property Taxes and Insurance Charges, in advance, in monthly installments on the first day of each month during the Lease Term (prorated for any fractional month). Landlord shall provide to Tenant a written notice of Landlord's reasonable estimate of the Common Area Maintenance Charges, Property Taxes and Insurance Charges, approximately thirty
(30) days prior to the commencement of each calendar year (which amount may be re-estimated from time to time by Landlord during the calendar year) and an estimate of Tenant's share thereof for the ensuing year or portion thereof. Tenant shall pay to Landlord, monthly in advance, one-twelfth (1/12th) of the estimate of each of such charges as Additional Rent, provided, however, that if Tenant is not in default under this Lease, (a) any installment of Property Taxes shall be collected from Tenant no earlier than forty-five (45) days prior to the applicable delinquency date for such installment of Property Taxes. Similarly, for any partial calendar year at the commencement or the end of the Lease Term, Tenant shall pay the Common Area Maintenance Charges, Property Taxes and Insurance Charges, in equal monthly installments.

            5.5.1 PREVIOUS CHARGES. If, for any reason, Landlord is unable to provide to Tenant the estimate of any of such charges at least thirty (30) days prior to the commencement of any calendar year during the Lease Term, then Tenant shall continue to pay monthly the same amount of any of such charges as was applicable for the most recent previous month ("Previous Charges") until thirty (30) days after receipt of such estimate at which time Tenant shall commence paying as of the first day of the first calendar month after delivery of such new estimate, the new estimated amounts. Subject to the foregoing, Tenant shall also pay, together with its next installment, the difference between the Previous Charges and the amount of the new estimated Common Area Maintenance Charges, Property Taxes and Insurance Charges for such preceding months. Any delay by Landlord in delivering the new estimated charges shall not be deemed a waiver of any such Common Area Maintenance Charges, Property Taxes and Insurance Charges.

            5.5.2 YEAR-END ADJUSTMENTS. Within one hundred twenty (120) days after the end of each calendar year during the Lease Term, Landlord shall provide Tenant with a written statement showing in reasonable detail the actual Common Area Maintenance Charges, Property Taxes and Insurance Charges incurred by Landlord for such year with a written statement of Tenant's Proportional Share of each of such charges based thereon. Landlord and Tenant shall, within thirty (30) days thereafter, make any payment or credit necessary to bring Tenant's previously estimated Common Area Maintenance Charges, Property Taxes and Insurance Charges, into conformance with the actual Common Area Maintenance Charges, Property Taxes and Insurance Charges incurred by Landlord, as determined by Landlord. Any amount due Tenant as a credit shall be credited against installments next coming due from Tenant under the Lease and any amounts owed to Landlord shall be paid with the next installment of Base Monthly Rent; provided, however, that if the Lease Term has terminated and no other amounts are then owing to Landlord from Tenant pursuant to this Lease, any such amount due Tenant or Landlord shall be remitted to the party owed such amount within thirty (30) days of the date Landlord calculates and notifies Tenant of the amount of such adjustment.

            5.5.3 AUDIT. Landlord shall retain its records regarding Common Area Maintenance Charges for a period of at least two (2) years following the final billing for the calendar year in question. At any time during such two (2) year period, upon reasonable advance written notice to Landlord, but not more frequently than once in any calendar year, Tenant shall have the right to audit all of Landlord's or Landlord's agent's records pertaining to Common Area Maintenance Charges, Property Taxes and Insurance Charges by a representative of Tenant's choice. If such audit reveals that Landlord's annual statement was incorrect, any over-billing discovered in the course of such audit shall be refunded to Tenant within thirty (30) days of Landlord's receipt of a copy of the audit, unless Landlord disputes the audit, and any underbilling shall be paid by Tenant to Landlord within thirty (30) days of the audit. In the event that any overbilling exceeds the amount actually due from Tenant for the year by three percent (3%) or more, then Landlord shall reimburse Tenant for the reasonable costs of the audit. If Landlord disputes the results of Tenant's audit, Landlord and Tenant shall attempt to resolve such dispute in good faith. If Landlord and Tenant are unable to do so within thirty (30) days, then the parties may exercise whatever remedies are provided in this Lease, but in any event, Tenant shall continue to pay all rent and Common Area Maintenance Charges as otherwise provided by this Lease.



09/03/97                               8           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        5.6 PERSONAL PROPERTY TAXES.

            5.6.1 PAYMENT PRIOR TO DELINQUENCY. Tenant shall pay prior to delinquency all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use its best efforts to have such personal property taxed separately from the Premises. If any of Tenant's personal property is taxed with the Premises or Building, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

            5.6.2 CONTEST OF PERSONAL PROPERTY TAXES. If any such taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, then Landlord shall have the right to pay the taxes based upon such increased assessments, regardless of the validity thereof and any amounts paid by Landlord allocable to Tenant's personal property or trade fixtures shall be reimbursed to Landlord as Additional Rent, within ten (10) days after delivery of a statement therefor from Landlord. Tenant may request that Landlord protest the assessment of such personal property taxes, which request Landlord may grant or deny in Landlord's sole discretion. If Landlord shall agree to protest such taxes, then Tenant shall, upon demand, repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment, together with the costs incurred by Landlord as a result of any contest of taxes on behalf of Tenant. In any such event, however, Tenant, at Tenant's sole cost and expense, shall have the right to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest. Any amount so recovered shall belong to Tenant.


                                    ARTICLE 6

                                 USE OF PROPERTY

        6.1 PERMITTED USES. Tenant shall use the Premises only for the Permitted Uses set forth in Item 10 of the Basic Terms and for no other use or purpose without the prior written consent of Landlord, which consent may be withheld in the sole, absolute and/or arbitrary discretion of Landlord.

        6.2 MANNER OF USE.

            6.2.1 INTERFERENCE WITH USE/NUISANCE. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with or infringe on the rights of other occupants or customers of the Building, or injure or unreasonably annoy them, or use or allow the Premises to be used for any improper, immoral, or reasonably objectionable purposes; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Subject to Section 6.2.2 below, Tenant shall keep the Premises, and every part thereof, in a clean condition, free from any noises, vibrations, music volumes, lighting (including, without limitation, strobe lighting), speakers, videos, odors or nuisances deemed objectionable by Landlord, and shall comply with all health and police regulations in all respects. Tenant shall not display or sell merchandise, or place carts, portable signs, devices or any other objects, outside the defined exterior walls or roof and permanent doorways of the Premises or in corridors, without the prior written consent of Landlord.

            6.2.2 UNDERSTANDING REGARDING USE. Notwithstanding the provisions of
Section 6.2.1 above, Landlord represents that it is not aware of any reason to believe that Tenant's intended use of the Premises shall be a nuisance or be in violation or conflict with the provisions of Section 6.2.1. The parties acknowledge that it is the intent of this Lease that Tenant's activities do not disturb or infringe on the rights of any other tenants or occupants in the Building, and Landlord acknowledges that Tenant will use certain equipment emitting noise and music. However, Tenant agrees that such noise and music will be dampened or otherwise of a low enough volume to not disturb any other tenants or occupants of the Building.

            6.2.3 VIOLATION OF LAW/INSURANCE PROVISIONS. Tenant shall not use or occupy the Premises in violation of any law, ordinance, regulation or requirement or other directive of any federal, state or local governmental or quasi-governmental authority having or exercising jurisdiction over the Building. Tenant shall, at its sole cost and expense, fully comply with all laws, ordinances, regulations, requirements and other directives of any federal, local, governmental or quasi-governmental authority having jurisdiction over the Premises and the Building, including, without limitation, operational and other requirements imposed upon either owners or operators of any public accommodation under the Americans with Disabilities Act 42 U.S.C. Section 12101 et. seq. ("A.D.A."), and shall immediately discontinue any use of the Premises which is declared by any governmental authority having or exercising jurisdiction thereover to be a violation of any law, ordinance, regulation or directive. If requested by Landlord, Tenant shall provide evidence reasonably satisfactory to Landlord of Tenant's compliance with such laws (the frequency of such request shall not be unreasonable). Tenant shall



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
not do or permit to be done anything which will (i) increase the premium of any insurance policy covering the Premises or the Project and/or the property located therein; (ii) cause a cancellation of or be in conflict with any such insurance policies; or (iii) result in a refusal by insurance companies in good standing to issue or continue any such insurance in amounts satisfactory to Landlord. To the best of Landlord's current actual knowledge, Landlord is not aware of any reason to believe Tenant's Permitted Uses will cause such an increase, cancellation or refusal. Tenant shall, at Tenant's expense, comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charges for such policy or policies caused by reason of Tenant's failure to comply with the provisions of this Section. Additionally, Tenant agrees at its sole cost to install any improvements, changes or alterations in the Premises authorized in writing by Landlord and required by any governmental authority as a result of Tenant's proposed use of the Premises or its manner of operation thereunder, and Tenant's failure to perform same shall constitute a default by Tenant hereunder.

            6.2.4 CURRENT CONDITION. To the best of Landlord's current actual knowledge, Landlord is not aware of any violations of any law, ordinance or regulation of any government or quasi-governmental authority applicable to the Premises. Notwithstanding the foregoing, Landlord is not making any statement, representation or warranty regarding the Premises and A.D.A.

            6.2.5 PERMITS. Tenant shall obtain and pay for all permits required for Tenant's occupancy of the Premises and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Premises, including the Occupational Health and Safety Act.

        6.3 RULES AND REGULATIONS. Tenant shall comply with the Rules and Regulations and any amendments, modifications and/or additions thereto as may hereafter be reasonably adopted and published by Landlord and which do not interfere with the ordinary operation of Tenant's business in accordance with the Permitted Uses and applicable law. Landlord shall not be liable to Tenant for any violation of such Rules and Regulations or the breach in any provision in any lease by any other tenant or other party. In the event of any inconsistency between the Rules and Regulations and this Lease, this Lease shall prevail.

        6.4 LANDLORD'S ACCESS. Landlord and its agents, independent contractors and designated representatives, may enter the Premises at all reasonable times during regular business hours to post notices of non-responsibility, to make repairs and/or to show the Premises to holders of any encumbrances, potential buyers, mortgagees, investors or tenants or other parties, or for any other purpose Landlord deems reasonably necessary. Landlord recognizes Tenant's desire for security, and, except in an emergency, a representative of Tenant may accompany or observe Landlord or its agents during such entry into the Premises. Landlord shall give Tenant twenty-four (24) hours prior notice of such entry, except in the case of an emergency, in which case no prior notice need be given. Any entry to the Premises by Landlord in the event of an emergency shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry onto the Premises or to be an eviction of Tenant from the Premises or any part thereof. Landlord may place customary "For Lease" signs on the Premises during the last one hundred eighty (180) days of the Lease Term.

        6.5 QUIET POSSESSION. If Tenant pays the Rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease and to any mortgages or deeds of trust encumbering the Building.

                                    ARTICLE 7

                               HAZARDOUS MATERIALS

        7.1 PROHIBITION OF STORAGE.

            7.1.1 USE. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept, or used in connection with the Premises or Building by Tenant, its agents, employees, contractors or invitees, in a manner or for a purpose prohibited by or which could result in liability under any applicable law, regulation, rule or ordinance, including without limitation, the Hazardous Materials Laws. Tenant shall, at its own expense, at all times and in all respects comply with all Hazardous Materials Laws, including, without limitation, any Hazardous Materials Laws relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Materials.



09/03/97                               10          Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

            7.1.2 PERMITS. Tenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals relating to the presence of Hazardous Materials within, on, under or about the Premises or required for Tenant's use of any Hazardous Materials in or about the Premises in conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials.

            7.1.3 TERMINATION. Upon termination or expiration of the Lease, Tenant shall, at its own expense, cause all Hazardous Materials placed in or about the Premises by Tenant or at Tenant's direction to be removed from the Premises and Project and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws.

            7.1.4 NORMAL BUSINESS. Landlord recognizes and agrees that Tenant may use materials in normal quantities that are applicable to general office, assembly and warehouse use and that such use by Tenant shall not be deemed a violation of this Section, so long as the levels are not in violation of any Hazardous Materials Laws. Landlord acknowledges that it is not the intent of this Article 7 to prohibit Tenant from operating its business as described in
Section 6.1 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements.

            7.1.5 CURRENT CONDITION. To the best of Landlord's current actual knowledge, the Premises and the Building do not contain any Hazardous Materials in a condition or for a purpose in violation of any Hazardous Materials Laws.

        7.2 DISCLOSURE AND WARNING OBLIGATIONS. Tenant shall comply with all laws, ordinances and regulations in the State where the Premises is located regarding the disclosure of the presence or danger of Hazardous Materials. Tenant acknowledges and agrees that all reporting and warning obligations required under the Hazardous Materials Laws are the sole responsibility of Tenant, whether or not such Hazardous Materials Laws permit or require Landlord to provide such reporting or warnings, and Tenant shall be solely responsible for complying with Hazardous Materials Laws regarding the disclosure of, the presence or danger of Hazardous Materials, including, without limitation, all notices or other requirements under California Health and Safety Code Section 25915 et. seq., and 25249.5 et. seq. and California Code of Regulations Section 12000 et. seq.

        7.3 NOTICE OF ACTIONS; HAZARDOUS MATERIALS LIST. Tenant shall immediately notify Landlord in writing of (a) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (b) any claim made or threatened by any person against Landlord, or the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; (c) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Premises or with respect to any Hazardous Materials removed from the Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith; and (d) any release of a Hazardous Material that Tenant knows or has reason to believe has or will come to be released or located within, on, under or about the Premises. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) Business Days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date, a list identifying each type of Hazardous Material which is required by any Hazardous Materials Law to be reported or tracked on any manifest or so-called Hazardous Materials data sheet and which is or anticipated to be present on the Premises, and setting forth any and all governmental approvals or permits required in connection with the presence of Hazardous Materials on the Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials are brought onto the Premises or on or before the date Tenant obtains any additional permits or approvals.

        7.4 HAZARDOUS MATERIALS INDEMNITY.

            7.4.1 TENANT. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord and each of Landlord's Indemnitees free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and/or expenses, attorneys' fees, consultant fees and expert fees, judgments, administrative rulings or orders, fines, costs for death of or injury to any person or damage to any property



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
whatsoever (including, without limitation, water tables, sewer systems and atmosphere), arising from, or caused or resulting, in whole or in part, directly or indirectly, by the release, presence or discharge in, on, under or about the Premises or Building of any Hazardous Materials caused by or arising from the activities of Tenant, Tenant's agents, employees, licensees, or invitees, or from the transportation or disposal of any Hazardous Materials to or from the Premises or Building by Tenant, Tenant's agents, employees, licensees or invitees or at Tenant's direction, or by Tenant's failure to comply with any Hazardous Materials Laws, or from Tenant's failure to provide adequate disclosures or warnings required by the Hazardous Materials Laws, or from any breach by Tenant of the obligations in this Article 7. Tenant's indemnification obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary Hazardous Materials management plan, investigation, repairs, cleanup or detoxification or decontamination of the Premises or Project, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the Lease Term. Tenant shall further be solely responsible for and shall indemnify, protect, defend and hold the Landlord, and Landlord's Indemnitees harmless from and against all claims, costs and liabilities including actual attorneys' fees and costs, arising out of or in connection with any removal, remediation, clean up, restoration and materials required hereunder to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

            7.4.2 LANDLORD. Landlord shall indemnify, defend (by counsel reasonable acceptable to Tenant), protect and hold Tenant and each of Tenant's Indemnitees free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses and/or expenses, attorneys' fees, consultant fees and expert fees, judgments, administrative rulings or orders, fines, costs for death of or injury to any person or damage to any property whatsoever (including, without limitation, water tables, sewer systems and atmosphere), arising from, or caused or resulting, in whole or in part, directly or indirectly, by the release, presence or discharge in, on, under or about the Premises or Building of any Hazardous Materials caused by or arising from the activities of Landlord, or from Landlord's failure to comply with any Hazardous Materials Laws.

            7.4.3 HAZARDOUS MATERIALS LOSS. If and to the extent Tenant suffers any loss or damage relating to the use, storage or transportation of Hazardous Materials caused by or arising from the activities of another occupant or tenant of the Building ("Hazardous Materials Loss"), and if and to the extent Landlord is a party to or is otherwise entitled to a contractual indemnity or hold harmless agreement from such other tenant or occupant causing such Hazardous Materials Loss, upon written request from Tenant, Landlord shall, to the extent not prohibited by such contractual indemnity or hold harmless agreement, make a non-exclusive assignment to Tenant of rights under such contractual indemnity or hold harmless agreement. The purpose of such non-exclusive assignment shall be to allow either and both of Tenant and Landlord to seek recovery for such Hazardous Materials Loss from the party legally liable for such Hazardous Materials Loss; provided, however, that in no event shall such non-exclusive assignment be effective if Landlord's right to enforce such contractual indemnity or hold harmless agreement shall in any way be impaired or diminished.

        7.5 ASSIGNMENT AND SUBLETTING. If (i) any anticipated use of the Premises by any proposed assignee or sublessee involves the generation, storage, use, treatment or disposal of Hazardous Materials in a manner or for a purpose prohibited by any governmental agency or authority, (ii) the proposed assignee or sublessee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such party's action or use of the property in question or (iii) the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material, it shall not be unreasonable for Landlord to withhold its consent to an assignment or subletting to such proposed assignee or sublessee. Landlord may require a written statement from the proposed assignee or sublessee attesting to such matters.

        7.6 ENVIRONMENTAL TESTS AND AUDITS. Tenant shall not perform or cause to be performed any Hazardous Materials surveys, studies, reports or inspections, relating to the Premises or Building, without obtaining Landlord's prior written consent which consent will not be unreasonably withheld and which will be given if such action is required by a Hazardous Materials Law. At any time prior to the expiration of the Lease Term, if Landlord has a reasonable basis to believe that Hazardous Materials are present in, on or about the Premises in violation of any Hazardous Materials Laws, Landlord shall have the right to enter upon the Premises in order to conduct appropriate tests and to deliver to Tenant the results of such tests to demonstrate that levels of any Hazardous Materials in excess of permissible levels has occurred as a result of Tenant's use of the Premises. Such testing shall be at Tenant's expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Premises, or the Project which has been caused by or resulted from the activities of Tenant, its agents, employees, contractors or invitees.



09/03/97                               12          Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        7.7 LEASE "AS IS". Subject to the specific provisions of this Lease, (i) Tenant is leasing the Premises "As Is" and is relying solely upon its own inspections, investigations and analyses of the Premises relating to Hazardous Materials and (ii) Tenant acknowledges that Tenant is not relying in any way upon any representations, statements, warranties, studies, reports, or other information of Landlord or its representatives, whether oral or written, of any nature whatsoever regarding any Hazardous Materials.

        7.8 SURVIVAL. The respective rights and obligations of Landlord and Tenant under this Article 7 shall survive the expiration or termination of this Lease. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Premises or Project or remediation of any such Hazardous Materials, Tenant shall continue to pay the full rental in accordance with this Lease, which rental shall be prorated daily.

                                    ARTICLE 8

                             SERVICES AND UTILITIES

        8.1 PAYMENT AND ARRANGEMENT. Tenant shall arrange for and pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water and other utilities and services supplied to the Premises. If any services or utilities to the Premises are jointly metered and such services are not otherwise included as a Common Area Maintenance Charge, Landlord shall determine, and Tenant shall pay, Tenant's share of the monthly costs of such utilities and services. Tenant's share shall be determined by the ratio of the rentable square footage of the Premises as compared to the rentable square footage of all the property within the Project subject to the common metering. Landlord shall have the right to bill Tenant for such amounts on an estimated basis, in which case, such estimated statements shall be delivered to Tenant and Tenant shall pay such amounts to Landlord concurrently with its payment of Base Monthly Rent. The Tenant shall pay such charges, as Rent, within five (5) days of notification of the amount by the Landlord.

        8.2 INTERRUPTION OF SERVICES AND UTILITIES. Landlord shall not be liable for, and Tenant shall not be entitled to any reduction of, the Base Monthly Rent, Additional Rent or any other Rent payable hereunder by reason of Landlord's failure to make available any of the services or utilities described in this Lease, when such failure or interruption is caused by acts of God, accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes, necessary repairs, installations, construction and expansion, non-payment of utility charges due from Tenant, or by reason of governmental regulation, statute, ordinance, restriction or decree or any other similar cause. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the foregoing services or utilities. Tenant, as a material part of the consideration to be rendered to Landlord, hereby waives all claims against Landlord for the foregoing damages from any cause arising at any time. The provisions of this
Section 8.3 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct. Notwithstanding the above, in the event services or utilities vital to the operation of Tenant's business are discontinued for any continuous thirty (30) day period during the Lease Term, Rent shall be abated under this Lease commencing on the thirty-first (31st) day of such interruption and continuing until such services or utilities are again restored to Tenant. Furthermore, in the event services or utilities vital to the operation of Tenant's business are discontinued for any continuous one hundred twenty (120) day period, Tenant shall have the right to terminate this Lease by giving written notice thereof to Landlord within ten (10) days thereafter. In the event of any Rent abatement or Tenant's election to terminate this Lease, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the foregoing services or utilities.

                                    ARTICLE 9

                       PARKING AND CONTROL OF COMMON AREAS

        9.1 CONTROL OF COMMON AREAS BY LANDLORD. All Common Areas and all automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Building, shall at all times be subject to the exclusive control and management of Landlord or Landlord's designated agent. Landlord shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; to convert such areas into leasable areas; to construct additional parking facilities and to do and perform such other acts in and to said areas and improvements as, in



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                                                     Tenant Initials: /s/ L.D.S.

the use of good business judgment, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers, provided that such changes shall not reduce the number of parking spaces below four (4) spaces for each one thousand (1,000) square feet of space in the Building. No such change shall entitle Tenant to an abatement of Rent. All parking shall be on an unreserved basis. Landlord will operate and maintain the Common Area and other facilities referred to above in such manner as Landlord, in its sole discretion, shall determine from time to time; provided, however, that there is no material adverse impact on access to the Premises for Tenant and its employees and invitees. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the Common Area.

        9.2 LICENSE. All Project Common Area are to be used and occupied under a license which may be revoked by Landlord in the event of a default by Tenant and termination of the Lease, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, or shall such revocation or diminution of such areas be deemed constructive or actual eviction.

                                   ARTICLE 10

                             CONDITION OF PREMISES;
                           MAINTENANCE OF THE PREMISES

        10.1 TENANT'S OBLIGATIONS.

            10.1.1 MAINTENANCE OF THE PREMISES. Tenant shall keep the Premises (including all nonstructural interior and exterior portions, systems and equipment to the extent serving the Premises, all glass, glazing, window moldings, windows, partitions, all doors (exterior and interior), door hardware, ceilings, interior painting, fixtures and appurtenances thereof including electrical, lighting, plumbing and plumbing fixtures) in good order, condition and repair during the Lease Term. Tenant shall promptly replace any portion of the Premises or system or equipment in the Premises which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall be solely responsible and shall indemnify, protect, defend and hold Landlord harmless as a result of any penetrations or perforations of the roof caused by Tenant. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Premises in an attractive, first-class and fully operative condition.

            10.1.2 HVAC AND CAPITAL REPAIRS. Notwithstanding Section 10.1.1 above, Landlord shall be obligated to maintain in good order, condition and repair the heating/ventilation/air-conditioning system servicing the Premises ("HVAC System") and the structural portions of the Building pursuant to Section
10.3 below. Tenant shall be obligated to pay to Landlord, as Rent under this Lease, with the next payment of Base Monthly Rent, the costs incurred by Landlord for the servicing, maintenance and repair of the HVAC System and the amortized portion for any other repairs and improvements of a capital nature after application of amounts held by Landlord in reserve accounts pursuant to this Lease (including HVAC System but excluding structural portions of the Building as set forth in Section 10.3 below). Such amortization shall be based on Landlord's reasonable estimate of the useful life of such capital improvement. Landlord may either (a) include such charges as a Common Area Maintenance Charge (b) bill Tenant directly therefor, in which case, Tenant, upon presentation of a bill therefor, shall pay Landlord, or its agent or assigns, for such maintenance service or costs, or (c) if such maintenance charges occur on a repeated basis, require Tenant to pay an estimated portion of such charges in the same manner and on the same terms as set forth in Section
5.5 of this Lease.

            10.1.3 REPAIRS DUE TO MISUSE. Tenant shall be responsible for all repairs to the Building which are made necessary by any misuse or neglect by Tenant or any of its agents, employees, contractors, or subtenants.

        10.2 REPAIR BY LANDLORD. All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord, Landlord may, on ten (10) days prior notice (except that no notice shall be required in case of emergency) enter the Premises and perform such repair and maintenance on behalf of Tenant without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus fifteen (15%) for administrative and overhead expense, upon presentation of a bill therefor, as Rent. Said bill shall include interest at the Lease Interest Rate on said costs from the date of completion of repairs by Landlord. Except as provided in Article 14, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements under this Lease.



09/03/97                               14          Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        10.3 LANDLORD'S OBLIGATIONS. Landlord shall be responsible for the maintenance and repair of structural portions of the Building and the nonstructural portions of the roof. As used herein, "structural portions of the Building" shall only refer to the foundation and slabs (including plumbing in the slab), exterior walls, and structural portions of the roof of the Building. Landlord shall also maintain and repair the HVAC System. The costs incurred by Landlord for the maintenance and repair of the structural portions of the Building will be borne by the Landlord and the costs incurred by Landlord for the maintenance and repair of the HVAC System or any other capital repairs will be borne by Tenant pursuant to Section 10.1.2 above. The costs incurred for the maintenance and repair of the nonstructural portions of the roof shall be included in Common Area Maintenance Charges pursuant to Section 5.4.2 above.

                                   ARTICLE 11

                          ALTERATIONS AND IMPROVEMENTS

        11.1 CHANGES/ALTERATIONS. Tenant shall not make any alterations, additions, or changes, including, without limitation, installation of any permanently attached trade fixtures, exterior signs, exterior machinery, floor coverings, interior or exterior lighting, plumbing fixtures, shades or awnings (collectively "Alterations") in and to the Premises or any part thereof without the prior written consent of Landlord, which consent will not be unreasonably withheld. Any construction undertaken in or to the Premises shall be performed in accordance with this Article and the other obligations of this Lease.

        11.2 MANNER OF CONSTRUCTION.

             11.2.1 CONDITIONS. Landlord may impose, as a condition of its consent to any Alterations or repairs on or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, prior review of plans, the requirements that Tenant obtain bonds and that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord, in its sole discretion. Tenant shall construct such Alterations or repairs in strict conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the local governing entity. All fixtures installed by Tenant shall be new or completely reconditioned. In addition, Landlord may require Tenant to remove any and all Alterations approved for installation into the Premises at the expiration of the Term.

             11.2.2 CONSTRUCTION. In any event, a contractor reasonably approved by Landlord shall perform all mechanical, electrical, plumbing, air conditioning, permanent partition and ceiling tile work, and such work shall be performed at Tenant's cost. Landlord reserves the right to approve the contractor selected by Tenant for the completion of any Alterations, which approval shall not be unreasonably withheld by Landlord.

             11.2.3 LANDLORD PAYMENT. In the event Tenant orders any construction, alteration, decorating or repair work and fails to pay amounts when due to the contractor or contractors in connection with such items, Landlord, without any obligation to do so, may pay any such amounts directly to such contractor or contractors and the amounts paid by Landlord shall be deemed Rent under this Lease, payable upon billing therefor.

             11.2.4 COMPLETION. All work with respect to any Alterations or repairs must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Upon completion of any Alterations, Tenant agrees to deliver to the Landlord's management office a copy of the "as built" drawings of the Alterations, if the Alterations would customarily generate "as builts," and record any necessary notices to evidence completion. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not unreasonably interfere with or to obstruct the access to the Project Common Area and to any other tenant of the Building.

        11.3 CONSTRUCTION INSURANCE. Whether or not Landlord's consent is required, Tenant agrees to obtain, carry and deliver to Landlord prior to the commencement of any Alterations and maintain in effect until completion of all Alterations "Builder's All Risk" insurance in an appropriate amount covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Section 12.2.2 of this Lease immediately upon completion thereof.

        11.4 LIENS. Tenant shall keep the Premises and the Building free from any mechanics', materialmen's, designer's or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. If any such liens are filed and are not released of record by payment or posting of a proper bond within ten (10) days after such filing, Landlord may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations hereunder, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien, in which event all



09/03/97                               15          Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

amounts paid by Landlord shall immediately be due and payable by Tenant as Rent. Tenant hereby indemnifies, protects, defends (with legal counsel acceptable to Landlord) and holds Landlord and Landlord's Indemnitees, the Premises and the Building harmless from any liability, cost, obligation, expense (including, without limitation, reasonable attorneys' fees and expenses), or claim of any mechanics', materialmen's, design professional's or other liens in any manner relating to any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Whether or not Landlord's consent is required, Tenant shall notify Landlord in writing within fifteen (15) days prior to commencing any Alterations so that Landlord shall have the right to record and post notices of non-responsibility or any other notices deemed necessary by Landlord on the Premises.

        11.5 SIGNAGE. Tenant shall have the right to have its name displayed on the Building at a location chosen by Tenant and approved by Landlord. Any such signage shall also be subject to the requirements of the City of San Diego, or other government agencies with jurisdiction over the Building, and the Declarations. Tenant shall pay all reasonable costs of Landlord associated with installing such signage within ten (10) days of receiving an invoice from Landlord setting forth such costs and shall not be liable for any signage costs related to any other tenant or occupancy in the Building (whether through Common Area Maintenance Charges or otherwise). All such signage shall be subject to Landlord's specifications and approval as to size, graphics and style, which approval may be withheld in Landlord's reasonable discretion.

                                   ARTICLE 12

                             INSURANCE AND INDEMNITY

        12.1 INSURANCE TO BE OBTAINED BY LANDLORD.

             12.1.1 FIRE AND CASUALTY INSURANCE. Landlord shall maintain during the Lease Term a policy or policies of insurance insuring the Premises and, at Landlord's election, other portions of the Building, against all direct physical loss or damage, whether due to fire or other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage, and shall include a boiler and machinery policy of insurance. Such coverage shall be for full replacement value, and may include, (i) at the option of Landlord, the risks of additional hazards, and (ii) if any lender that has made a loan secured by a deed of trust or mortgage encumbering title to the Building has a right to require coverage for earthquake damage and/or flood damage and does require it, risk of earthquake and/or flood damage, and (iii) a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in all or any portion of the Project or the interest of any ground or underlying lessors in the Project. The costs of such insurance shall be included as part of the Insurance Charges or may, at the election of Landlord, be included as a component of the Common Area Maintenance Charges.

             12.1.2 LIABILITY INSURANCE. Landlord shall maintain a commercial general liability insurance policy, or an equivalent, written on an occurrence form that includes personal injury coverage, bodily injury, death, property damage, advertising injury coverage and contractual liability coverage including Landlord's indemnity obligations under this Lease, insuring against liability arising out of the ownership, use, or maintenance of the Common Area. The initial amount of such insurance shall be One Million Dollars ($1,000,000) each occurrence/Two Million Dollars ($2,000,000) general aggregate on a per location basis and Two Million Dollars ($2,000,000) for personal injury and advertising injury coverage. Landlord may also obtain umbrella coverage up to Ten Million Dollars ($10,000,000). Tenant shall be named as an additional insured on such policies. The costs of all such insurance shall be included as part of the Common Area Maintenance Charges.

        12.2 INSURANCE TO BE OBTAINED BY TENANT.

             12.2.1 LIABILITY INSURANCE. During the Lease Term, Tenant shall, at Tenant's expense, maintain a commercial general liability insurance policy, or an equivalent, written on an occurrence form that includes personal injury coverage, bodily injury, death, property damage, advertising injury coverage and contractual liability coverage including Tenant's indemnity obligations under this Lease, insuring against liability arising out of the ownership, use, occupancy or maintenance of the Premises, the sidewalks in front of the Premises, and the business operated by Tenant and any subtenants or licensees of Tenant in the Premises. The initial amount of such insurance shall be One Million Dollars ($1,000,000.00) each occurrence/Two Million Dollars ($2,000,000.00) general aggregate on a per location basis and Two Million Dollars ($2,000,000.00) for personal injury and advertising injury coverage. If alcohol will be served from or in the Premises, such coverage shall contain endorsements deleting any liquor liability exclusion and adding a liquor liability endorsement.



09/03/97                               16          Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

             12.2.2 INSURANCE OF PERSONAL PROPERTY. Tenant shall at all times during the Lease Term, and at its own expense, maintain a policy or policies of standard fire, extended coverage and special extended coverage insurance ("All Risks") with extended coverage in the name of the Tenant, and naming Landlord as an additional insured, in an amount adequate to cover the cost of replacement of all trade fixtures, alterations, decorations, inventory additions or improvements, and all plate and tempered glass in or covering the Premises, made to the Premises by Tenant or by Landlord on Tenant's behalf in the event of fire or extended coverage loss in an amount equal to the full replacement value. Notwithstanding such insurance coverage by Tenant for plate glass, Landlord may replace, at the expense of Tenant, any and all plate and other glass, frames or glazing damaged or broken from any cause whatsoever which are part of the Premises.

             12.2.3 ADDITIONAL INSURANCE OBLIGATIONS. Landlord may require Tenant to increase the amounts of coverage and/or to maintain additional coverage based on insurance coverages and amounts generally maintained by lessees of similar space in San Diego County, provided that Landlord may not require such changes more often than one (1) time every two (2) years.

        12.3 WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage or under the insurance policies required to be maintained under this Article. Landlord and Tenant shall, if required, for each of the policies of insurance required under this Lease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

        12.4 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) be an occurrence policy (or policies); (ii) name Landlord, the Building and Building manager or managers, and any other party having an interest in the Building as an additional insured;
(iii) be issued by an insurance company having a General Policyholders Rating of B+ or better and a financial size of "VI" or better, as set forth in the most current issue of Best's Rating Guide, and licensed to do business in California;
(iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and noncontributing with any insurance required of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days prior written notice shall have been given to Landlord and any mortgagee of Landlord's; and (vi) with respect to the liability insurance described in Section 12.2.1, contain a cross-liability endorsement or severability of interest clause reasonably acceptable to Landlord. Any insurance policies required hereunder may be part of a blanket policy with a "per project, per location" endorsement so long as such blanket policy contains all provisions required hereby and does not reduce the coverage, impair the rights of either party or negate the requirements of this Lease. Tenant shall deliver said policy or policies or certificates thereof, together with any endorsements reflecting the changes to the policy required to comply with the requirements of this Lease, to Landlord on or before the Commencement Date and at least thirty (30) days before the expiration date of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and appropriate endorsements, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof plus a ten percent (10%) handling charge shall be paid by Tenant to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor.

        12.5 INDEMNIFICATION.

             12.5.1 INDEMNIFICATION OF LANDLORD. To the fullest extent permitted by law, Tenant shall indemnify, protect, defend (with legal counsel reasonably acceptable to Landlord) and save Landlord and Landlord's Indemnitees harmless from and against any and all claims, actions, damages, liabilities and expenses, including attorneys' fees, in connection with loss of life, personal injury, bodily injury and/or damage to property arising from or out of any occurrence in or upon the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, tenants or concessionaires, except to the extent caused by Landlord's negligence or willful misconduct. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel selected by Tenant and reasonably approved in writing by Landlord.

             12.5.2 LANDLORD'S NONLIABILITY. Landlord shall not be liable for injury or damage which may be sustained by a person, goods, wares, merchandise, or other property of Tenant, or Tenant's employees, invitees, customers, or of any other person in or about the Premises caused by or resulting from any peril which may affect the Premises, including, without limitation, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Premises, whether such damage or injury results from conditions



09/03/97                               17          Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

arising upon the Premises or upon other portions of the Project or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of: (a) any other tenant or occupant of the Building; or (b) any officer, employee, agent, representative, customer, business visitor, or invitee of any such tenant. Notwithstanding the foregoing, nothing contained in this Lease shall operate to relieve Landlord of the consequences of its own negligence or willful misconduct or the negligence or willful misconduct of its agents or employees.

             12.5.3 INDEMNIFICATION OF TENANT. To the fullest extent permitted by law, Landlord shall indemnify, protect, defend (with legal counsel selected by Landlord and reasonably approved in writing by Tenant) and save Tenant and Tenant's Indemnitees harmless from and against any and all claims, actions, damages, liabilities and expenses, including attorneys' fees, in connection with loss of life, personal injury, bodily injury and/or damage to property arising from or out of any occurrence in or upon the Premises and due to the negligence or willful misconduct of Landlord.


                                   ARTICLE 13

                            ASSIGNMENT AND SUBLETTING

        13.1 LANDLORD'S CONSENT REQUIRED.

             13.1.1 TRANSFER. Tenant shall not either voluntarily or by operation of law, assign, mortgage, pledge, hypothecate or encumber this Lease or the leasehold interest created hereby or any interest herein, or sublet the Premises or any portion thereof, or license the use of all or any portion of the Premises or permit any other person to occupy or use the Premises or any portion thereof (collectively referred to herein as a "Transfer"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld but is subject to the following conditions: (i) the proposed transferee's use of the Premises must be consistent with Article 6 hereof; (ii) the transferee is of a character and engaged in a business which is in keeping with the Landlord's standards for the Building; (iii) the proposed Transfer must not breach any financing agreement or any other agreement relating to the Building; and (iv) the net worth of the proposed transferee must not be less than the greater of the Tenant's net worth as of the effective date of this Lease or at the date of request for consent. Except: Tenant may sublet or assign all or a portion of the demised premise to any subsidiary or affiliate without Landlord's consent.

             13.1.2 REQUEST. Prior to a Transfer, Tenant shall request Landlord's consent in writing, and shall include with such request a copy of all proposed contracts, agreements, subleases, or other documents describing the Transfer between Tenant and the proposed transferee. Landlord shall respond to Tenant's request for consent to a proposed Transfer within fifteen (15) days after receipt of all information described above and reasonably necessary to allow Landlord to evaluate all the conditions set forth in Section 13.1.1 above.

        13.2 TRANSFERS OF INTERESTS IN TENANT REQUIRING LANDLORD'S CONSENT. If Tenant hereunder is a corporation or is an unincorporated association or partnership, then the transfer, assignment, or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed a Transfer under the meaning of this Article 13. Notwithstanding the foregoing, in no event shall a public offering of securities in Tenant be deemed a Transfer.

        13.3 RECAPTURE RIGHT. In lieu of giving or withholding consent pursuant to Section 13.1, Landlord may, at its option, terminate this Lease (or in the case of a proposed subletting or assignment of a portion of the Premises, elect to terminate this Lease as respects that portion) upon thirty (30) days' prior notice. Thereafter Landlord may enter into a lease agreement with such proposed transferee. In the event Landlord elects to terminate the Lease as set forth above, Tenant may negate Landlord's election by withdrawing its request for Landlord's consent to the Transfer by delivering notice thereof to Landlord within ten (10) days of Tenant's receipt of Landlord's notice. In consideration for Landlord's right and election to terminate this Lease as set forth above, Landlord will release Tenant from liability under this Lease with respect to the Premises (or the portion of the Premises subject to the proposed Transfer) accruing after termination of this Lease resulting from Landlord's exercise of such right. Landlord and Tenant agree and acknowledge that Landlord's right to recapture as set forth above is intended to permit Landlord to maintain control over the leasing of space in the Project to protect its interest in the Project and the interest of any lenders and to prevent such interest from being impaired. Tenant understands the nature of this right and has approved the recapture provisions in consideration for (i) Tenant's right to negate Landlord's recapture election by withdrawing its request for a Transfer and (ii) Landlord's agreement to release Tenant from liability arising or relating to events or obligations after such termination pursuant to the provisions of this Section.

13.4 TRANSFER WITHOUT CONSENT. Any Transfer without Landlord's prior written consent shall, at the option of the Landlord, constitute a non-curable breach of this Lease.



09/03/97                               18          Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        13.5 NO RELEASE OF TENANT. No Transfer shall release Tenant or any guarantor or change Tenant's primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of Rent from any other person is not a waiver of any provision of this Article 13. Consent to one Transfer is not a consent to any subsequent Transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee and without releasing such transferee from its obligations under this Lease. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

        13.6 EFFECT OF A TRANSFER. Whether or not Landlord's consent is required, the transferee shall agree to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space transferred, assigned or sublet; and Tenant shall deliver to Landlord promptly after execution an executed copy of each such Transfer document between Tenant and the transferee. In addition, any sublease shall provide that it shall be subject and subordinate to this Lease and to all mortgages; that Landlord may enforce the provisions of the sublease, including collection of rents; and that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which case such sublessee shall attorn to Landlord but in such event Landlord shall not (a) be liable for any previous act or omission of Tenant under such sublease, (b) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (c) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of more than one month's rent.

        13.7 EVENT OF BANKRUPTCY. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute the property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under this Section not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.

        13.8 NO MERGER. No merger shall result from Tenant's sublease of the Premises under this Article 13, Tenant's surrender of this Lease or the termination of this Lease in any other manner.

        13.9 ASSIGNMENT FEES AND PROCEDURES. In the event Landlord shall be requested to consent to a Transfer, Tenant shall pay Landlord a reasonable fee to reimburse Landlord for costs and expenses, including attorneys' fees, incurred in connection with reviewing Tenant's request for consent.

                                   ARTICLE 14

                              DAMAGE OR DESTRUCTION

        14.1 CASUALTY. Tenant agrees to promptly notify Landlord in writing of any damage to the Premises resulting from fire, earthquake or any other casualty (such events referred to collectively as "Casualty"). If the Premises, or any common areas of the Building providing access to the Premises (such that Tenant does not have reasonable access to the Premises) shall be damaged by a Casualty, Landlord shall, within thirty (30) days after the date of the Casualty, provide written notice to Tenant indicating the anticipated time period for repairing the Casualty (the "Repair Period Notice"). In the event the Repair Period Notice indicates that the time period for repairing the Casualty is estimated to exceed two hundred ten (210) days from the date of the Casualty, Landlord (pursuant to the provisions of Section 14.3 below) or Tenant may elect to terminate this Lease ("Tenant's Termination Election"). Such election must be made by Tenant within thirty (30) days after the receipt of the Repair Period Notice or will be deemed waived by Tenant. If Tenant elects to terminate the Lease, the termination shall be effective thirty (30) days after Landlord's receipt of Tenant's Termination Election. If the Repair Period Notice indicates that the time period for repairing the Casualty is estimated to not exceed two hundred ten (210) days from the date of the Casualty, or if Tenant does not exercise Tenant's Termination Election as provided above, then subject to the other provisions of this Article, Landlord will repair the damage pursuant to the provisions hereof.

             14.1.1 REPAIR. If Landlord is obligated to or elects to repair the Casualty as provided herein, Landlord agrees to promptly and diligently, subject to reasonable delays for insurance adjustment and other matters beyond Landlord's reasonable control, and subject to the other provisions of this Article, restore the Premises and the Tenant Improvements originally constructed by Landlord to substantially the same condition as existed prior to the Casualty, except for modifications required by building codes and other laws, and any other modifications to the common


09/03/97                               19          Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

areas deemed desirable by Landlord provided that access to the Premises shall not thereby be materially impaired. If Tenant requests that Landlord make any modifications to the Tenant Improvements in connection with the rebuilding, Landlord may condition its consent to such modifications on (i) Tenant's payment to Landlord prior to commencement of construction of any sums necessary to complete the Tenant Improvements in excess of the amount of insurance proceeds received by Landlord and (ii) confirmation by Landlord's architect that the modifications will not increase the scope of work or time period necessary to complete the Tenant Improvements.

             14.1.2 HAZARDOUS MATERIALS EVENT. In addition to a Casualty, in the event a sudden release of, discharge of, or exposure to Hazardous Materials poses a significant risk to the health and safety of persons within the Premises ("Hazardous Materials Event"), Tenant may be unable to use the Premises. Notwithstanding any other provision of this Lease, in the event of a Hazardous Materials Event, Landlord shall not be obligated to remedy or otherwise repair the Premises and shall not be liable to Tenant for any such Hazardous Materials Event; provided, however, that Landlord's obligations set forth in Section 7.4.2 above and with respect to a Hazardous Materials Loss as set forth in Section
7.4.3 above shall not be affected by this provision. In the event the Premises are affected by a Hazardous Materials Event, Landlord shall, within thirty (30) days after the date of the Hazardous Materials Event, provide written notice to Tenant indicating the anticipated time period as to when Tenant may be able to use the Premises and whether or not Landlord elects to undertake to repair the Premises (the "Hazardous Materials Event Notice").

                    14.1.2.1 In the event the Hazardous Materials Event Notice states that Landlord elects to not repair the damage to the Premises caused by the Hazardous Materials Event and that the time period prior to re-use of the Premises after the Hazardous Materials Event is estimated to exceed sixty (60) days from the date of the Hazardous Materials Event, Landlord or Tenant may elect to terminate this Lease.

                    14.1.2.2 In the event the Hazardous Materials Event Notice states that Landlord elects to repair the damage to the Premises caused by the Hazardous Materials Event and that the time period prior to re-use of the Premises after a Hazardous Materials Event is estimated to exceed two hundred ten (210) days from the date of the Hazardous Materials Event Notice, Landlord or Tenant may elect to terminate this Lease.

                    14.1.2.3 Any such election to terminate must be made by Tenant within thirty (30) days after receipt of the Hazardous Materials Event Notice or will be deemed waived by Tenant. If Tenant elects to terminate the Lease, the termination shall be effective thirty (30) days after Landlord's receipt of such termination election.

                    14.1.2.4 If the Hazardous Materials Event Notice indicates that Landlord elects to repair the damage to the Premises caused by the Hazardous Materials Event and the time period prior to re-use of the Premises after a Hazardous Materials Event is estimated to not exceed two hundred ten
(210) days from the date of the Hazardous Materials Event, or if Landlord elects to not repair such damage and the time period prior to re-use of the Premises after such Hazardous Materials Event is estimated to not exceed sixty (60) days, or if Tenant does not exercise its termination election as provided above, then this Lease shall remain in full force and effect.

        14.2 RENT ABATEMENT DUE TO CASUALTY OR HAZARDOUS MATERIALS EVENT. Landlord and Tenant agree and acknowledge that Tenant shall be provided with full abatement of Rent during the time period commencing on the last to occur of
(i) the date of the Casualty or Hazardous Materials Event or (ii) the date Tenant ceases to enjoy the substantial benefit of the Premises, and continuing until substantial completion of Landlord's restoration obligations (if any) as provided herein or, in the case of a Hazardous Materials Event, until the Premises are again usable by Tenant without significant risk to the health or safety of persons therein ("Abatement Period"), provided that if Tenant is only able to occupy a portion of the Premises and receive the substantial benefit of such portion for Tenant's uses of the Premises, Rent shall be abated during the Abatement Period for the portion of the Premises not occupied by Tenant. Landlord and Tenant acknowledge and agree that, except to the extent Landlord breaches its obligations set forth in this Lease, the Rent abatement as provided in this Section is Tenant's sole remedy due to the occurrence of the Casualty or Hazardous Materials Event and that Landlord shall not be liable to Tenant or any other person for any direct, indirect or consequential damage (including, but not limited to, lost profits of Tenant or loss of or interference with Tenant's business, or otherwise), whether or not caused by the negligence of Landlord or Landlord's employees, contractors, licensees, or invitees, due to or arising out of or as a result of the Casualty or Hazardous Materials Event (including but not limited to the termination of the Lease in connection therewith). Tenant acknowledges and agrees that Tenant shall maintain adequate business interruption insurance to provide coverage as to such matters.

        14.3 LANDLORD'S OPTION TO REPAIR. Notwithstanding the terms of Section
14.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and to instead terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of the Casualty in the event the Building shall be damaged by Casualty (whether or not the Premises are affected) and one or more of the following conditions exists:
(i) Landlord reasonably determines that the time period for repair will exceed two hundred ten (210) days as provided in Section 14.1



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
above; (ii) the damage is not fully covered, except for deductible amounts, by insurance required to be carried by Landlord under the terms of this Lease; or
(iii) the holder of the mortgage on the Building or ground lessor with respect to the Project requires that the insurance proceeds or a portion thereof be used to retire the mortgage debt, or terminates the ground Lease, as the case may be.

        14.4 DAMAGE NEAR END OF TERM. In the event that the Premises or the Building is destroyed or damaged by a Casualty or a Hazardous Materials Event occurs during the last twelve (12) months of the Lease Term, notwithstanding anything else contained in this Article, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction occurrence, in which event this Lease shall cease and terminate as of the date of the notice; provided, however, that Tenant may negate Landlord's decision to terminate this Lease by exercising the Option to Extend pursuant to the provisions of this Lease. If the Option to Extend has already been exercised, then Tenant's right to negate Landlord's decision to terminate this Lease as aforesaid shall no longer apply. In the event of a termination pursuant to any provisions of this Article, Tenant shall pay Rent, properly apportioned up to the date of the Casualty or Hazardous Materials Event, and both parties shall thereafter be freed and discharged of all future obligations hereunder, except for any provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

        14.5 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 14, constitute an express agreement between Landlord and Tenant with respect to the occurrence of any Casualty to the Premises and/or Building or a Hazardous Material Event and Tenant therefore fully waives the provisions of any statute or regulation, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning a Casualty or a Hazardous Materials Event.

                                   ARTICLE 15

                                  CONDEMNATION

        15.1 TOTAL CONDEMNATION. If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Lease Term shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up to that date.

        15.2 PARTIAL CONDEMNATION. If any part of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, and if such partial taking or condemnation renders the remaining useable portion of the Premises unsuitable for the business of the Tenant in Tenant's reasonable business judgment, then Tenant shall have the right to terminate the Lease Term as of the date of title vesting in such proceeding by delivering written notice thereof to Landlord within thirty (30) days after Tenant becomes aware of the proposed condemnation. In the event of a partial taking or condemnation which is not extensive enough to render the remaining useable portion of the Premises unsuitable for the business of the Tenant then this Lease shall continue in full force and effect.

        15.3 CONDEMNATION OF PARKING AREA. If the whole or any part of the parking area for the Building shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose and if, as the result of such partial taking, the ratio of square feet of parking area does not conform to the parking requirements of the Specific Plan, zoning ordinances or any deed restrictions or covenants, conditions and restrictions encumbering the Premises, if any ("Parking Restrictions"), in effect at the time that title to such parking area is acquired through such condemnation process, then the Lease Term shall cease and terminate from the date of title vesting in such proceeding unless Landlord provides substantially equal parking facilities in the vicinity of the Building within thirty (30) days after the date of acquisition and such alternative parking satisfies the requirements of the Parking Restrictions.

        15.4 DISTRIBUTION OF CONDEMNATION AWARD. Any condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount, if any, of any award specifically designated for loss of or damage to Tenant's movable trade fixtures or removable personal property, and the Tenant hereby assigns any other rights which the Tenant may have now or in the future to any other award to the Landlord; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. In no event shall Tenant have any claim against Landlord for the value of any unexpired term of this Lease. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority.

        15.5 WAIVER. Tenant hereby waives any statutory rights of termination which may arise by reason of any taking of the Premises under the power of eminent domain, including, without limitation, the provisions of Section 1265.130 of the California Code of Civil Procedure.


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

                                   ARTICLE 16

                               DEFAULTS; REMEDIES

        16.1 COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

        16.2 DEFAULTS BY TENANT. Tenant shall be in default under this Lease:

             16.2.1 If Tenant abandons or vacates the Premises for ninety (90) days;

             16.2.2 If Tenant fails to pay Base Monthly Rent, Additional Rent or any Rent required to be paid by Tenant, as and when due; provided, however, that the first time that Tenant fails to timely and completely pay Rent pursuant to the terms of this Lease during the Term, such failure to pay shall be a default only after Landlord notifies Tenant of such failure to properly pay and Tenant's failure to pay continues for three (3) days after Tenant's receipt of such written notice;

             16.2.3 If Tenant uses the Premises in violation of any provision of this Lease;

             16.2.4 If (i) Tenant's use of the Premises involves the generation or storage, use, treatment or disposal of Hazardous Material in a manner or for a purpose prohibited by any Hazardous Materials Law; (ii) Tenant has been required by any lender or governmental authority to take remedial action in connection with Hazardous Material contaminating the Premises if the contamination resulted from Tenant's action or use of the Premises and fails to do so in a timely fashion; or (iii) Tenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material on the Premises.

             16.2.5 If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease (other than Tenant's obligations under Sections 16.2.3, 16.2.4, 16.2.5 and 16.2.6 for which there will be no additional cure periods) for a period of twenty (20) days after written notice from Landlord; provided that if such cure is not reasonably susceptible of being cured within such twenty (20) day period, Tenant shall not be in default if Tenant commences such performance within the twenty (20) day period and uses its best efforts and due diligence to promptly cure the default. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease (including, but not limited to, a Transfer in violation of the terms of this Lease). The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord prior to the commencement of an unlawful detainer action and is not in addition to any such requirement;

             16.2.6 (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if Tenant files a petition for adjudication of bankruptcy or for reorganization or rearrangement or any similar proceeding; (iii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within sixty (60) days; (iv) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within sixty (60) days; or (v) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixty (60) days. If a court of competent jurisdiction determines that any of the acts described in this subsection is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the Rent (or any other consideration) paid in connection with such assignment or sublease and the Rent payable by Tenant hereunder.

        16.3 REMEDIES. On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

             16.3.1 Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall have the immediate right to re-enter the Premises and remove all persons and property and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby; and Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of all Base Monthly Rent, Additional Rent and other charges which were earned or were payable at the time of the termination;
(ii) the worth at the time of the award of the amount by which the unpaid Base Monthly Rent, Additional Rent and other charges which would


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
have been earned or were payable after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Monthly Rent, Additional Rent and other charges which would have been payable for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including, without limitation, necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees, and any real estate commissions or other such fees paid or payable. Any such sums which are based on percentages of income, increased costs or other data shall be reasonable estimates or projections computed by Landlord on the basis of the amounts thereof accruing during the twenty-four (24) month period immediately prior to the default, except that if it becomes necessary to compute such sums before a twenty-four (24) month period has expired, then the computation shall be made on the basis of the amounts accruing during such shorter period. As used in subsections (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, but if such rate exceeds the maximum interest rate permitted by law, such rate shall be reduced to the highest rate allowed by law under the circumstances. As used in subsection (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus two percent (2%). If Tenant shall have abandoned the Premises, Landlord shall have the option of (a) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 16.3.1, or (b) proceeding under Section 16.3.2 below;

             16.3.2 Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder; and/or

             16.3.3 Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, Landlord shall have all rights and remedies at law or in equity including, but not limited to, the right to re-enter the Premises, and Landlord shall have the right to terminate any and all subleases, licenses, concessions or other arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the Rent or other consideration receivable thereunder.

        16.4 THE RIGHT TO RELET THE PREMISES. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the repayment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

        16.5 WAIVER OF RIGHTS OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise.

        16.6 CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy which may be provided by law or this Lease, whether or not stated in this Lease. The termination of this Lease under this Article 16 shall not release Tenant from obligations arising as a result of any acts or omissions occurring prior to such expiration or termination, including, without limitation, any indemnity obligations of Tenant and any obligations of Tenant under Article 7 of this Lease and all such obligations shall survive such termination.



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
        16.7 ADDITIONAL REMEDIES UPON DEFAULT. In addition to any rights or remedies hereinbefore or hereinafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply in the event Tenant engages in any one or more of the acts contemplated by the provisions of Section 16.2.6 of this Lease:

             16.7.1 In all events, any receiver or trustee in bankruptcy shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief" or within such earlier time as may be provided by applicable law;

             16.7.2 In the event of an assumption of this Lease by a debtor or by a trustee, such debtor or trustee shall within fifteen (15) days after such assumption (i) cure any default or provide adequate assurance that defaults will be promptly cured; (ii) compensate Landlord for actual monetary loss or provide adequate assurance that compensation will be made for actual monetary loss, including, but not limited to, all attorneys' fees and costs incurred by Landlord resulting from any such proceedings; and (iii) provide adequate assurance of future performance;

             16.7.3 Where a default exists under this Lease, the trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease;

             16.7.4 The debtor or trustee may only assign this Lease if (i) it is assumed and assignee agrees to be bound by this Lease, (ii) adequate assurance of future performance by the assignee is provided, whether or not there has been a default under this Lease, and (iii) the debtor or trustee has received Landlord's prior written consent pursuant to the provisions of Section
13.1 of this Lease. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord;

             16.7.5 Landlord shall be entitled to the fair market value for the Premises and the services provided by Landlord (but in no event less than the Rent reserved in this Lease) subsequent to the commencement of a bankruptcy event;

             16.7.6 Any Security Deposit given by Tenant to Landlord to secure the future performance by Tenant of all or any of the terms and conditions of this Lease shall be automatically transferred to Landlord upon the entry of an "Order of Relief"; and

             16.7.7 The parties agree that Landlord is entitled to adequate assurance of future performance of the terms and provisions of this Lease in the event of an assignment under the provisions of the Bankruptcy Code. For purposes of any such assumption or assignment of this Lease, the parties agree that the term "adequate assurance" shall include, without limitation, at least the following:

                    a. Any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) in an amount sufficient to assure that the proposed assignee will have the resources to meet the financial responsibilities under this Lease, including the payment of all Rent. The financial condition and resources of Tenant are material inducements to Landlord entering into this Lease.

                    b. Any proposed assignee must be engaged in any business or activity which it will conduct on the Premises and which will subject the Premises to contamination by any Hazardous Materials.

                    c. Any proposed assignee must agree in writing to be bound by all the terms and provisions of this Lease.

        16.8 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than twenty (20) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust encumbering the Premises or the Building whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than twenty (20) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such twenty (20) day period and thereafter diligently prosecutes the same to completion. If Landlord is deemed in default as aforesaid, then subject to any specific limitation set forth in this Lease, Tenant may pursue whatever remedies may be available to it at law or in equity.



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

        16.9 LANDLORD'S CURE. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction or abatement of Base Monthly Rent, Additional Rent or any other Rent payable under the Lease except for any abatement specifically permitted under Article 14 of this Lease. If Tenant shall default in the performance of its obligations under this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder and Tenant shall, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor reimburse Landlord for all such expenditures, losses, costs, liabilities, damages and expenses. All sums so paid by Landlord and all necessary incidental costs, and interest thereon at the Lease Interest Rate accruing from the date paid or incurred by Landlord until reimbursed to Landlord by Tenant, shall be payable to Landlord by Tenant as Rent on demand and Tenant covenants to pay all such sums. Tenant's obligations under this Section shall survive the expiration or sooner termination of the Lease Term.


                                   ARTICLE 17

                             PROTECTION OF CREDITORS

        17.1 SUBORDINATION. Landlord shall have the right to require Tenant to subordinate this Lease to any ground lease, deed of trust, mortgage or the Declarations encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Landlord may, by written notice to Tenant, subordinate this Lease to any new Declarations. If any beneficiary under a deed of trust or mortgagee under a mortgage elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said deed of trust or mortgage or the date of recording thereof. As a condition to any such subordination, Landlord's lender shall provide to Tenant a commercially reasonable non-disturbance agreement (which may be part of a subordination and attornment agreement) recognizing Tenant's right to possession of the Premises so long as Tenant is not in default under this Lease beyond any applicable cure period. Landlord shall (i) use its best efforts to obtain a commercially reasonable non-disturbance agreement from Landlord's current lender, Union Bank, and (ii) if and when Landlord, in its sole and absolute discretion, decides to obtain a future loan secured by the Premises, use good faith efforts to obtain such future loans secured by the Premises which do not require insurance for earthquake and flood damage. Nothing in the foregoing sentence shall be deemed to require Landlord to pay higher premiums for insurance, incur additional costs or fees, or select a future loan based upon such insurance requirements.

        17.2 ATTORNMENT. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, or by any other person or entity, as a result of any other transfer by Landlord, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease; provided, however, that in the absence of any other contractual obligation or of an existing non-disturbance agreement as described above, such attornment may be conditioned upon the agreement of such transferee or successor to be bound by this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

        17.3 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to effectuate or evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, such failure shall constitute a default under this Lease.

        17.4 ESTOPPEL CERTIFICATES.

             17.4.1 REQUEST. Upon either party's written request ("Requesting Party"), the other party ("Responding Party") shall execute, acknowledge and deliver to the Requesting Party a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated and is in full force and effect; (iii) the last date of payment of the Base Monthly Rent, and other charges and the time period covered by such payment; (iv) that the Requesting Party is not in default under this Lease (or, if the Requesting Party is claimed to be in default, stating why) and
(v) such other statements as required by the Requesting Party, or any lender or prospective lender, investor or purchaser. The Responding Party shall deliver such statement to the Requesting Party within ten (10) days after the Requesting Party's request. Any such statement by the Responding Party may be given by the Requesting Party to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.



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
             17.4.2 FAILURE TO RESPOND. If the Responding Party does not deliver such statement to the Requesting Party within such ten (10) day period, such failure shall constitute a default under this Lease. Further, the Requesting Party and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by the Requesting Party; (ii) that this Lease has not been canceled or terminated except as otherwise represented by the Requesting Party; (iii) that not more than one month's Base Monthly Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, the Responding Party shall be estopped from denying the truth of such facts.

        17.5 TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender or proposed purchaser of the Premises or any portion of the Building designated by Landlord any financial statements required by such lender or purchaser to facilitate the sale, financing or refinancing of the Premises or any portion of the Building. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein. Each such financial statement shall be executed by Tenant and shall be certified by Tenant to be true and correct.

        17.6 MORTGAGEE PROTECTION CLAUSE. Tenant agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing of the addresses of such mortgagees and/or trust deed holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional fifteen (15) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such fifteen (15) days any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. To the extent any mortgagee and/or trust deed holder requires additional or modified language to this Section 17.6 to protect its or their respective interests, Tenant shall negotiate in good faith regarding such provisions and shall not withhold its consent to the reasonable request of such parties with respect to such provisions.

                                   ARTICLE 18

                              TERMINATION OF LEASE

        18.1 CONDITION UPON TERMINATION. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article 14 of this Lease. No act done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing and signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord and, notwithstanding such delivery, Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and, at the option of Landlord, shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

        18.2 NON-REMOVAL BY TENANT. All Alterations, including signs and sign cases, made by Tenant, or made by the Landlord on the Tenant's behalf and for which Tenant has paid Landlord in accordance with this Lease, shall remain the property of the Tenant for the Lease Term. Such Alterations shall not be removed from the Premises. At the expiration or termination of this Lease Term, all such Alterations become the property of the Landlord; provided, however, Landlord may, at the time Landlord gives its consent any Alterations, require that Tenant, at Tenant's sole cost, remove any such Alterations or utility installations at the expiration of the Lease Term and to restore the Premises to their prior condition . In removing any such Alterations as may be required by the Landlord, the Tenant shall remove any of its personal property and shall repair any damage to the Premises caused by such removal and, prior to such removal, Tenant shall post a bond or other security as may be required by the Landlord in order to insure the Landlord that the Premises will be repaired in a



09/03/97                               26          Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

prompt and workmanlike manner. If Tenant fails promptly to commence and diligently pursue to completion such removal and restoration required by the provisions of this Article 18, Tenant shall pay to Landlord the cost of such removal and restoration, such cost to include a reasonable charge for Landlord's overhead. Tenant shall continue to pay Rent for the portion of the Premises not completely vacated during such time together with all costs and expenses incurred by Landlord in removing, storing and disposing of such property together with all costs and expenses of repair to and clean up of the Premises. Thereafter, Landlord may retain or dispose of in any manner the personal property not so removed, without liability to Tenant.

        18.3 ABANDONED PROPERTY. Any property of Tenant not removed by Tenant upon the expiration of the Lease Term (or within two (2) days after a termination by reason of Tenant's default) shall be considered abandoned, and Landlord may remove any or all such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of such sale (a) first, to the costs and expenses of such sale, including reasonable attorneys' fees actually incurred; (b) second, to the payment of the expense of or charges for removing and storing any such property; and (c) the balance to Landlord.

        18.4 LANDLORD'S ACTIONS ON PREMISES. Tenant hereby waives all claims for damages or other liability in connection with Landlord's re-entering and taking possession of the Premises or removing, retaining, storing or selling the property of Tenant as herein provided after Tenant's default or expiration of the Lease Term, and Tenant hereby indemnifies and holds Landlord and Landlord's Indemnitees harmless from any such damages or other liability, and no such re-entry shall be considered or construed to be a forcible entry.

        18.5 HOLDING OVER. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord and Landlord's Indemnitees against all damages incurred by Landlord from any delay by Tenant in vacating the Premises. If Tenant remains in possession of all or any part of the Premises after the expiration of the Lease Term with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or an extension for any further term, and in such case, Base Monthly Rent then in effect shall be increased by twenty-five percent (25%) and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein, except that the month-to-month tenancy will be terminable on thirty (30) days notice given at any time by either party.


                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS

        19.1 SUCCESSORS. Subject to limitations expressed elsewhere in this Lease, all rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Article 13 hereof.

        19.2 SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

        19.3 INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.



09/03/97                              27           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        19.4 OTHER TENANCIES. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interest of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the term of this Lease, either
(i) enter into a lease for any space in the Building or (ii) continue to lease any space in the Building under any lease which is in effect as of the date of this Lease, or that any tenant under any lease in effect as of the date of this Lease will not assign or transfer its interest under its lease or change the use of the premises under such lease. By executing this Lease, Tenant acknowledges that Landlord has not made any representations, warranties or statements as to any of the foregoing and agrees that the occurrence of any of the foregoing or any similar event shall not affect Tenant's obligations under this Lease.

        19.5 ENTIRE AGREEMENT. Any Exhibits, Addenda and schedules attached hereto shall be incorporated herein as though fully set forth herein. This Lease and the Exhibits, Addenda and schedules, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings, either oral or written, between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral, or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by the party to be charged with their performance.

        19.6 LANDLORD'S LIABILITY. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease. The obligations of Landlord under this Lease do not constitute personal obligations of Landlord, or its partners, directors, employees, officers, members, managers or shareholders and Tenant shall look solely to the Project and to no other assets of Landlord for satisfaction of any liability with respect to this Lease and will not seek recourse against the partners, directors, officers, members, managers or shareholders of Landlord herein, nor against any of their personal assets for such satisfaction.

        19.7 NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or by overnight courier marked for delivery next Business Day. Notices to Tenant shall be delivered to the address specified in Item 5 of the Basic Terms. Notices to Landlord shall be delivered to the address specified in Item 3 of the Basic Terms or such other address as may be instructed by Landlord. All notices shall be effective upon personal delivery or three (3) Business Days after deposit in the U.S. Mail or one (1) Business Day after deposit with an overnight courier.

        19.8 WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

        19.9 NO RECORDATION. Tenant shall not record this Lease or a memorandum hereof without prior written consent from Landlord. However, Landlord may require that a "Short Form" memorandum of this Lease be executed by both parties and recorded.

        19.10 CHOICE OF LAW. The internal laws without regard to choice of law rules of the State of California shall govern this Lease.



09/03/97                               28          Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        19.11 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he or she has full authority to do so and that this Lease binds the corporation. Concurrently with execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he or she is a general partner of the partnership, that he or she has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Concurrently with execution of this Lease, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

        19.12 NO PARTNERSHIP. Landlord shall not by virtue of this Lease, in any way or for any purpose, be deemed to have become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a merger of a joint enterprise with Tenant, nor is Tenant an agent of Landlord for any reason whatsoever.

        19.13 JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

        19.14 ATTORNEYS' FEES. If either party commences litigation against the other for the specific performance of this Lease, the interpretation of this Lease, for damages for the breach hereof or otherwise for enforcement of any remedy hereunder, the parties hereto agree to and hereby do waive any right to a trial by jury and, in the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including, but not limited to, any and all attorneys' fees and costs incurred in enforcing any right of indemnity set forth in this Lease. Further, if Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall be obligated to pay to Landlord, in addition to all other amounts for which Tenant is obligated hereunder, all of Landlord's reasonable costs and expenses incurred in connection with any such acts, including reasonable attorneys' fees. In addition, if Landlord incurs attorneys fees and/or costs in enforcing or seeking to enforce any right of indemnity set forth in the Lease, all such attorneys fees and costs shall be recoverable and deemed within the scope of such indemnity and/or this attorneys' fees provision.

        19.15 LENDER MODIFICATION. If, in connection with obtaining any loans including but not limited to a construction loan, permanent financing or refinancing for the Project, a lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's rights hereunder, including, but not limited to, increasing the rent hereunder.

        19.16 BROKERS. Landlord shall pay Landlord's Broker pursuant to a separate agreement. Landlord's Broker shall be responsible for Tenant's Broker. The parties hereto acknowledge that Landlord's Broker and Tenant's Broker work for the same brokerage company, and the representation of Landlord and Tenant is a dual representation. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Item 12 of the Basic Terms, and that they know of no other real estate broker or agent who may be entitled to a commission in connection with this Lease. Landlord agrees to indemnify, defend and hold Tenant harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission claimed or owed to Landlord's Broker and Tenant's Broker. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than that specified herein.

        19.17 FORCE MAJEURE. If any party hereto cannot perform any of its obligations due to events beyond that party's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events; provided, however, in no event shall the timely and full payment of all rent be extended, delayed or excused for any reason. Events beyond a party's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.


09/03/97                              29           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        19.18 OBLIGATIONS SURVIVE TERMINATION. All obligations of the parties hereto not fully performed as of the expiration or earlier termination of the Lease Term shall survive the expiration or earlier termination of the Lease Term, including, without limitation, all payment obligations and all obligations concerning the condition of the Premises.

        19.19 TENANT'S WAIVER. Any claim which Tenant may have against Landlord for default in performance of any of the obligations herein contained to be kept and performed by Landlord shall be deemed waived unless such claim is asserted by written notice thereof to Lessor within sixty (60) days of commencement of the alleged default or of accrual of the cause of action and unless suit be brought thereon within twelve (12) months subsequent to the accrual of such cause of action.

        19.20 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.


        ADDITIONAL PROVISIONS ARE SET FORTH IN THE EXHIBITS AND ADDENDA ATTACHED HERETO.

        Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Exhibits and Addenda which are attached to or incorporated by reference in this Lease.


                                       LANDLORD:

                                       Rancho Bernardo Associates, a California general partnership

                                       By:   Newport National Corporation,
                                             a California corporation,
                                       Its:  Partner


                                       By: /s/ Jeffry A. Brusseau
                                          --------------------------------
                                              Jeffry A. Brusseau
                                       Its:   Senior Vice President/COO
                                           -------------------------------

                                       Date: 9/29/97
                                            ------------------------------


                                       TENANT:

                                       Inland Casino Corporation,
                                       a Utah corporation


                                       By: /s/ L. Donald Speer
                                          ----------------------------------
                                       Name: L. Donald Speer
                                            --------------------------------
                                       Its: President
                                           ---------------------------------
                                       Date: September 11, 1997
                                            --------------------------------

                                       By: /s/ L. Donald Speer
                                          ----------------------------------
                                       Name: L. Donald Speer
                                            --------------------------------
                                       Its: Chief Executive Officer
                                           ---------------------------------
                                       Date: September 11, 1997
                                            --------------------------------



09/03/97                              30           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

                                  EXHIBIT "A-1"

                                    Building


                          DESCRIPTION OF EXHIBIT "A-1"

Exhibit "A-1" is a drawing of the entire floor space for the building at 16868 Via Del Campo, San Diego, California 92127. The drawing includes, as part of the entire building, the Company's leased premises.



09/03/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

                                  EXHIBIT "A-2"

                                     Project

                          DESCRIPTION OF EXHIBIT "A-2"

Exhibit "A-2" is a drawing of the site of the building at 16868 Via Del Campo, San Diego, California 92127, including the automobile parking spaces and access roads surrounding the building.



09/03/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

                                  EXHIBIT "A-3"

                                    Site Plan

                          DESCRIPTION OF EXHIBIT "A-3"

Exhibit "A-3" is a drawing of the floor plan of the Company's leased premises, located at 16868 Via Del Campo, Suite 200, San Diego, California 92127.


09/03/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

                                   EXHIBIT "B"

                        RANCHO BERNARDO CORPORATE CENTER
                              RULES AND REGULATIONS


        1. WALKWAYS. The sidewalks, roadways, and other public portions in the Building shall be used by the Tenant for the purpose solely of ingress and egress to and from the Premises of the Tenant. Tenant, its employees and agents, shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

        2. CONDITIONS OF PREMISES. The Tenant shall keep the exterior and interior portion of the Premises, to include all windows, doors, and all other glass, plate fixtures, and trim in a clean condition. No improvements, additions, or materials of any kind are permitted to be placed on the outside of any of the Premises by Tenant.

        3. STORAGE OF REFUSE. All waste paper, garbage and refuse shall be kept in the kind of container specified by Landlord, and shall be placed outside of the Premises in specified trash containers prepared for collection in the manner and at the places specified by Landlord. Landlord may implement a recycling program and in such case, Tenant shall deposit refuse in accordance with any requirements of such recycling program. If Landlord shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant's cost whether billed directly or as part of Common Area Maintenance Charges.

        4. AERIALS. Except as specifically set forth in any lease agreement, no aerial shall be erected on the roof or exterior walls of the Premises, or within the Building, without in each instance, the written consent of the Landlord, which may be withheld in Landlord's sole discretion. Any aerial so installed without such written consent shall be subject to removal without notice at any time.

        5. CONDUCT. Tenant shall conduct its business in an orderly manner in the best interests of the Building. No loudspeakers, televisions, phonographs, radios, or other devices shall be used in a manner so as to be heard or seen outside of the Premises without the prior written consent of the Landlord, which may be withheld in Landlord's sole discretion.

        6. OUTSIDE AREAS. The outside areas immediately adjoining the Premises shall be kept clean and free from dirt and rubbish by the Tenant to the satisfaction of the Landlord and Tenant shall not place or permit any obstruction or materials in such areas, including, without limitation, inventory, costs or signage of any type or kind. No exterior storage shall be allowed without permission in writing from Landlord for a period of twenty-four
(24) hours or more.

        7. PARKING. Tenant and Tenant's employees shall park only in those portions of the parking area reasonably designated for that purpose by Landlord. Landlord has the right to make reasonable changes in the parking procedures and guidelines from time-to-time, to benefit the Building, in Landlord's reasonable opinion.

        8. PLUMBING. The plumbing facilities shall not be used for any purpose other than that for which they are constructed, and no substance shall be thrown therein in violation of any law, regulation, or other governmental rule, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

        9. PEST EXTERMINATORS. Tenant shall use, at Tenant's cost, such pest extermination contractor as Landlord may direct (or, at Tenant's election, a contractor selected by Tenant following Landlord's extermination guidelines) and at such intervals as Landlord may require (or more often if Tenant so desires).

        10. FLAMMABLE MATERIALS. The Tenant shall not keep or permit to be kept on the Premises any flammable or combustible fluid, chemical, or explosive material of any kind. Tenant shall not burn any trash or garbage of any kind in or about the Premises, or the Project.

        11. AUCTIONS. Tenant shall not hold any auction, fire, or bankruptcy sale in the Premises.

        12. NO ANIMALS. Tenant shall not bring into the Premises at the Building any animals of any type or kind, except animals necessary to assist persons with disabilities.


09/03/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

        13. SAFES. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

        14. SAFETY PROCEDURES. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        15. PROTECTION FROM THEFT. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

        16. WAIVER BY LANDLORD. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall (i) be effective unless in writing, or (ii) be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, or (iii) prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

        17. CHANGES TO RULES. In Landlord's reasonable discretion, Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional rules and regulations applicable to the Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant and Tenant agrees to comply with all such rules and regulations upon receipt of notice. Landlord shall not be liable in any way to Tenant for any damage or inconvenience caused by any other tenant's non-compliance with these rules and regulations.



09/03/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.

                                   EXHIBIT "C"

                           RANCHO BERNARDO ASSOCIATES

                              WORK LETTER AGREEMENT

        Rancho Bernardo Associates, A California general partnership ("Landlord") and Inland Casino Corporation, A Utah corporation ("Tenant") as of this ___ day of ______, 1997 are executing simultaneously with this Work Letter Agreement ("Work Letter"), a written lease (the "Lease") covering the Premises described in the Lease.

        This Work Letter defines the scope of Tenant Improvements (as defined below) which Tenant shall be obligated to construct or install in the Premises. If there is a conflict between the terms and provisions of this Work Letter and the Lease, this Work Letter shall control. Terms which have initial capital letters and are not otherwise defined in this Letter shall have the meaning set forth in the Lease.

        This Work Letter is a part of the Lease and shall be subject to all of its terms and conditions, including all definitions contained therein. In consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as set forth below.

                                    SECTION 1

                       PLANNING AND CONSTRUCTION DOCUMENTS

        1.1 SPACE PLAN. A space planner selected by Tenant and approved by Landlord, in Landlord's reasonable discretion, will prepare a preliminary space plan for the Premises. At Tenant's request, Landlord hereby approves as Tenant's space planner. Tenant will direct, manage and submit to the space planner information required by the space planner necessary to prepare a space plan for the Premises which shall include, without limitation, a layout designation of all improvements to be removed or added (including, but not limited to, walls, ceilings, electrical and mechanical equipment), counters, fixtures, and partitioning and their intended use, and any other equipment to be contained therein ("Space Plan"). The Space Plan shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. Within seven (7) days after receipt by Landlord of the proposed Space Plan, Landlord shall notify Tenant in writing as to whether Landlord approves or disapproves the proposed Space Plan. If Landlord does not approve the proposed Space Plan, Tenant shall revise the proposed Space Plan incorporating Landlord's requested changes and resubmit to Landlord within ten (10) days of Landlord's notification of disapproval. Landlord shall have five (5) days to approve or disapprove the revised Space Plan. The foregoing process shall continue until a Space Plan is approved.

        1.2 CONSTRUCTION DOCUMENTS. Based on the approved Space Plan, Tenant shall cause the preparation of all drawings, plans and specifications necessary to construct the Tenant Improvements (the "Construction Documents"). The Construction Documents shall be prepared by consultants selected by Tenant and reasonably approved by Landlord. The Construction Documents shall, at a minimum, include the following information:



09/19/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.


                                  EXHIBIT "C"

            1.2.1 Floor plans indicating:

                  a) location and type of all partitions;

                  b) location and types of all doors, indicating hardware and providing keying schedule;

                  c) location and type of glass partitions, windows and doors, indicating framing;

                  d) location of Tenant's telephone equipment room accompanied by an approval by the telephone company;

                  e) indication of critical dimensions necessary for
                     construction;

                  f) location of all electrical items, including, without
                     limitation, outlets, switches, telephone outlets and lighting;

                  g) location and type of equipment that will require special electrical requirements;

                  h) requirements for special air conditioning or ventilation;

                  j) type and color of floor covering;

                  k) location, type and color of all other finishes;

                  m) location and specification of all sinks and plumbing;

                  n) location and specifications of kitchen equipment and
                     special appliances or related systems;

                  o) structural modifications required or requested with all calculations and certifications; and

                  p) conformity to the building and fire codes of all local
                     governmental jurisdictions.

            1.2.2 Details showing:

                  a) all millwork with verified dimensions and dimensions of all equipment to be built in or custom finished millwork;

                  b) corridor entrances; and

                  c) bracing or support of special walls, glass partitions and live loads exceeding 50 pounds per square foot.

Tenant shall be responsible for the design and maintenance of all such special improvements.



09/19/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.


                                   EXHIBIT "C"
                                  Page 2 of 10

        1.3 LANDLORD APPROVAL. The Construction Documents shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed. Landlord shall deliver written notice to Tenant within seven (7) days of Landlord's receipt of the proposed Construction Documents specifying its approval or disapproval. If disapproved, Landlord's notice shall include the reasonable changes required by Landlord in order to conform the Construction Documents to the approved Space Plan and Landlord's requirements for the Building. If Landlord requests changes to the Construction Documents, Tenant shall revise the proposed Construction Documents incorporating Landlord's requested changes and resubmit the proposed Construction Documents to Landlord. Landlord shall have five (5) days to approve or disapprove the revised proposed Construction Documents. The foregoing process shall continue until Construction Documents are approved. As part of the approval process, Landlord may identify selected Tenant Improvements to be removed by Tenant (at Tenant's sole cost) at the expiration of the Lease Term in order to restore the Premises to their prior condition. After Landlord's approval, no changes, modifications or alterations may be made without the prior written consent of both Landlord and Tenant; provided, however, if any changes are required (i) by any governmental agency with jurisdiction over the Project, (ii) as a result of field conditions, or
(iii) to substitute reasonably equivalent materials to avoid unanticipated delays, strikes or shortages, then Landlord shall approve such changes within three (3) days of receipt of written request (and explanation) therefor.

        1.4 SPACE PLAN AND CONSTRUCTION DOCUMENT COSTS. All costs and fees associated with the preparation of the Space Plan and Construction Documents, including, without limitation, all consultant or subcontractor design fees, shall be at the sole cost of Tenant.

                                    SECTION 2

                               TENANT IMPROVEMENTS

        2.1 TENANT IMPROVEMENTS. All improvements for the Premises to be constructed by Tenant shall constitute the "Tenant Improvements." The Tenant Improvements are and shall remain Landlord's property and shall be surrendered to Landlord upon expiration or earlier termination of the Lease in accordance with the provisions of the Lease.

            2.1.1 Except as specifically set forth in Section 2.1.2 below, Tenant shall engage a general contractor ("Contractor") approved by Landlord to construct the Tenant Improvements. Tenant's Contractor shall be licensed in the State of California, insured and bondable.

            2.1.2 In the event that Tenant elects to only paint the existing walls and install carpet in the Premises as the Tenant Improvements, Tenant shall not be required to engage a general contractor. In such event, (i) Tenant may contract directly with suppliers and subcontractors of paint and carpet,
(ii) all such improvements shall be subject to the other terms and provisions of this Work Letter (including Landlord's right to approve all such materials to be used), and (iii) any and all other improvements to be installed in the Premises shall be Alterations and subject to the terms and provisions of the Lease.

        2.2 PREMISES FURNISHINGS. It is expressly understood that Landlord has no obligation to construct Tenant Improvements or install or provide any other items for the Premises. Tenant shall be solely responsible for the performance and expense of the design, layout, provision, delivery and installation of any improvement, furniture, furnishings, equipment, and any other personal property Tenant will use at or in the Premises. In arranging for the performance of any of the work referred to in the preceding sentence, Tenant shall be permitted


09/19/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.


                                   EXHIBIT "C"
                                  Page 3 of 10
to enter the Premises only upon the prior consent of Landlord and shall adopt a schedule in conformance with the reasonable requirements of Landlord for the Project.

                                    SECTION 3

                           COST OF TENANT IMPROVEMENTS

        3.1 COST QUOTATION. Upon approval of both the Space Plan and the Construction Documents, the Contractor shall prepare and submit to Tenant a cost quotation ("Cost Quotation") to construct the Tenant Improvements based upon the approved Construction Documents. The Cost Quotation shall include a complete cost breakdown by line item. Landlord agrees to meet with Tenant, at Tenant's request, to discuss the Cost Quotation. After Tenant's receipt of the Cost Quotation, Tenant shall approve or disapprove the Cost Quotation in writing to the Contractor and Landlord.

        3.2 APPROVAL OF COST QUOTATION BY TENANT. If the Cost Quotation exceeds Tenant's anticipated budget for the Tenant Improvements ("Budget"), Tenant shall either: (i) agree in writing to pay the entire Cost Quotation, or (ii) in cooperation with the Space Planner and Landlord revise the Construction Documents and/or Space Plan so that the Cost Quotation is an amount which Tenant agrees to pay. Upon approval by Tenant, Tenant shall immediately proceed with the Tenant Improvements in accordance with the approved Construction Documents. All costs of revising the Construction Documents, re-engineering, estimating, printing of drawings, costs of any space planner, architect, engineering consultants and other consultants and any other incidental expenses, shall be at the sole cost of Tenant.

        3.3 COSTS FOR TENANT IMPROVEMENTS. All costs incurred by Tenant in connection with (a) the design, construction, installation and supervision of the Tenant Improvements, including the cost of electricity for the Premises meter(s) which shall be changed into Tenant's name upon execution of the Lease and this Work Letter, (b) any demolition or modification of any existing improvement as may be necessary to accomplish construction of the Tenant Improvements in conformance with the Space Plan, the Construction Documents and all applicable local, state and federal laws, statutes, and ordinances (including, without limitation, the Americans With Disabilities Act), or (c) any other measures taken by Tenant which may be reasonably required to accomplish the construction of the Tenant Improvements, including but not limited to procurement of bonds, insurance policies and governmental permits, shall be at the sole cost of Tenant. Landlord and Tenant have mutually agreed that Landlord's supervision fee shall be fixed at $5,000.

        3.4 TENANT IMPROVEMENT ALLOWANCE. Landlord has agreed to contribute a one-time tenant improvement allowance for the cost of the Tenant Improvements ("Tenant Improvement Allowance") in an amount up to the amount specified in Item 14 of the Basic Terms of the Lease. No part of the Tenant Improvement Allowance may be attributed towards any portion of the Tenant Improvements which does not become fixed in the Premises and remain with the Premises after any termination or expiration of the Lease Term, including, but not limited to, Tenant's furniture, trade fixtures or equipment. Tenant shall be solely responsible for any and all costs of constructing the Tenant Improvements in excess of the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be paid to Tenant within thirty (30) days after the later to occur of all of the following:
(a) the Rent Commencement Date has occurred; (b) duly executed lien waivers from all contractors, subcontractors and materialmen who have performed any portion of the Tenant Work or have provided materials for have been delivered to Landlord; and (c) Tenant has provided to Landlord a Certificate of Occupancy, a copy of a recorded Notice of Completion for the Tenant Improvements, copies of all


09/19/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.


                                   EXHIBIT "C"
                                  Page 4 of 10
building permits and inspection permits and approvals for the Tenant Improvements, and a complete set of "as-built" construction documents for all of the Tenant Improvements.

               3.4.1 Notwithstanding anything to the contrary set forth herein, it is the intention of the parties hereto that the foregoing amount is intended to be a reimbursement to the Tenant for the amount of Tenant's expenses incurred in constructing building standard improvements to the Premises. If Tenant furnishes to Landlord all documentation required hereunder to obtain its Tenant Improvement Allowance to which it is entitled, Landlord shall, within thirty
(30) days of receipt of such documentation, reimburse Tenant for such expenses up to the Tenant Improvement Allowance.

                                    SECTION 4

                       CONSTRUCTION OF TENANT IMPROVEMENTS

        4.1 CONSTRUCTION OF TENANT IMPROVEMENTS. After approval of the Construction Documents and the Cost Quotation, Tenant shall cause the Contractor to use its diligent efforts to Substantially Complete (as defined below) the Tenant Improvements.

        4.2 COMPLETION OF TENANT'S IMPROVEMENTS. Tenant shall be responsible for the construction of the Tenant Improvements in conformance with the approved Construction Documents. Tenant shall be authorized to use its discretion and judgment, which discretion and judgment shall be exercised reasonably, in entering into a construction contract with the Contractor to construct the Tenant Improvements authorized hereunder. Upon Substantial Completion (as defined below) of the Tenant Improvements, Landlord shall inspect the Premises and provide a "punchlist" to Tenant and Contractor identifying the corrective work of the type commonly found on an architectural punchlist with respect to the Tenant Improvements, which list shall be in Landlord's reasonable discretion based on whether such items were required by the approved Construction Documents. After delivery of the punchlist, Tenant shall cause the Contractor to commence the correction of punchlist items and diligently pursue such work to completion. The punchlist procedure to be followed by Contractor and Tenant shall in no way limit Tenant's obligation to occupy the Premises under the Lease nor shall it in any way excuse Tenant's obligation to pay Rent as provided under the Lease.

        4.3 SUBSTANTIAL COMPLETION. "Substantial Completion" or "Substantially Completed" as used herein shall mean both (i) delivery of a written certificate of Tenant to Landlord certifying the completion of construction of the Tenant Improvements in the Premises pursuant to the approved Construction Documents with the exception of minor details of construction installation, decoration, or mechanical adjustments and punchlist items and (ii) the issuance by the City of San Diego of a certificate of occupancy, a temporary certificate of occupancy or some other authorization necessary to permit Tenant to occupy and receive the beneficial use of the Premises. Substantial Completion shall be deemed to have occurred, and completion of the Tenant Improvements shall be deemed to have occurred, notwithstanding the requirement to complete "punchlist" items or similar corrective work.

                                    SECTION 5

                                   TENANT WORK

        5.1 FINISH WORK. All finish work and decoration and other work desired by Tenant and not included within the Tenant Improvements as set forth in the approved Construction Documents, including specifically,



09/19/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.


                                   EXHIBIT "C"
                                  Page 5 of 10
without limitation, all computer systems, telephone systems, telecommunications systems and other items (the "Tenant Work"), shall be furnished and installed by Tenant at Tenant's sole expense. Tenant shall secure Landlord's prior consent for Tenant Work in the same manner and following the same procedures provided for Alterations in the Lease. Tenant shall not commence the construction or installation of any improvements in the Premises, including, specifically, the Tenant Work, without Landlord's prior written approval (which shall not be unreasonably withheld) of: (i) Tenant's contractor, (ii) detailed plans and specifications for the Tenant Work, and (iii) a certificate(s) of insurance accurately showing that Tenant's contractor maintain insurance coverage in amounts, types, form and with companies reasonably acceptable to Landlord. All such certificates or policies shall be endorsed to show Landlord as an additional insured and insurance shall be maintained by Tenant or Tenant's contractor at all times during the performance of the Tenant Work.

        5.2 LANDLORD'S OBLIGATIONS. Landlord is under no obligation to construct or supervise construction of any of the Tenant Work and any inspection by Landlord shall not be construed as a representation that the Tenant Work is in compliance with the final plans and specifications therefor or that the construction will be free from faulty material or workmanship or that the Tenant Work is in conformance with any building codes or other applicable regulations. All of the Tenant Work shall be undertaken and performed in strict accordance with the provisions of the Lease and this Work Letter.

                                    SECTION 6

                                  CHANGE ORDERS

        Tenant may authorize changes in the work during construction only by written instructions to Contractor. All such changes will be subject to Landlord's prior written approval, which shall be approved or disapproved by Landlord in its discretion, which discretion shall be exercised reasonably, within three (3) Business Days of receipt. Prior to seeking Landlord's approval of any change in the work, Tenant will obtain from the Contractor a proposed change order (the "Change Order") setting forth the total costs of such change including contractor's fees.

                                    SECTION 7

                   RESPONSIBILITY FOR FUNCTION AND MAINTENANCE

        Tenant will be responsible for the function and maintenance of all Tenant Improvements and Tenant Work whether or not approved by Landlord. Landlord's preparation and/or approval of any design or construction documents will not constitute any representation or warranty as to the adequacy, efficiency, performance or desirability of the Tenant Improvements and Tenant Work in the Premises.

                                    SECTION 8

                         TENANT AND LANDLORD OBLIGATIONS

        8.1 ACCESS AND ENTRY. Landlord acknowledges that Tenant may occupy the Premises prior to the commencement of Tenant Improvements. During Tenant's construction of the Tenant Improvements and the Tenant Work, Tenant agrees to provide reasonable access as described herein to the Premises to Landlord, for the purpose of Landlord's supervision and inspection of the Work of the Tenant Improvements. Tenant shall adopt a schedule in conformance with the schedule approved by Landlord and conduct its work in such a


09/19/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.


                                   EXHIBIT "C"
                                  Page 6 of 10
manner as to maintain harmonious environment so as not to interfere unreasonably with other tenants, occupants and invitees to the Project.

        8.2 WORK. The performance by Tenant and Contractor of all of their duties and obligations, including the furnishing of all labor necessary for the construction and completion of the Tenant Improvements and all materials and equipment required for the Tenant Work, is collectively called the "Work" in this Section 8. Tenant shall cause its contractor to warrant to Tenant and Landlord that the Work will be performed in a good and workmanlike manner, that all materials and equipment furnished for the Work will be of a good quality and new unless otherwise required or permitted, and that the Work will conform with the Construction Drawings and any approved Change Order. Work not conforming to these requirements may be considered defective. Furthermore, Tenant shall cause Contractor to warrant to Tenant and Landlord that for a period of one (1) year after the substantial completion of the Work, and upon notice from Tenant, Contractor shall correct any work found to be defective or nonconforming, at no cost to Landlord. Also, Tenant shall cause the construction agreement with Contractor to name Landlord as a third party beneficiary of all representations and warranties of Contractor and of all rights, remedies, and redress afforded to Tenant by the contract. Notwithstanding the foregoing, Landlord shall give Tenant at lease five (5) days prior written notice before it directly notifies the Contractor of defective or nonconforming Work.

        8.3 COORDINATION. In addition to other requirements set forth herein, Tenant and Tenant's agents and contractors (including Contractor) shall comply with the following:

            8.3.1 Tenant must coordinate with the property management company for Landlord's access to the Premises and compliance with Project/Building rules and regulations.

            8.3.2 Prior to the commencement of Tenant Improvements, all required local building, fire, health and other departments must approve all Construction Drawings.

            8.3.3 Tenant must provide to Landlord a complete cost breakdown of all Work to be performed including the names of all subcontractors and suppliers and copies of subcontracts.

            8.3.4 Upon completion, Tenant must provide Landlord unconditional lien releases from all contractors, subcontractors and suppliers.

            8.3.5 Tenant must provide Landlord with all approved permits and all signed copies of plans.

            8.3.6 Tenant must provide to Landlord a construction work schedule for the Work (and all required updates if the schedule is changed).

            8.3.7 Tenant, and Tenant's architect who prepares the plans, must coordinate all construction, all progress inspections and all certifications at the end of the Work.

            8.3.8 During construction, Landlord reserves the right to inspect and/or stop any portion of the Work at any time if the Work is being improperly installed or is endangering the Project or its occupants.

            8.3.9 Landlord must receive copies of all contracts with general contractors and a complete list of subcontractors prior to the start of the Work.



09/19/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.


                                   EXHIBIT "C"

            8.3.10 Landlord shall receive copies of all Certificates of Occupancy, original as-built drawings (electrical, mechanical, fire sprinkler, and architectural), evidence of completion of the punchlist and evidence of completion of common area repairs.

        8.4 RISK OF LOSS. All materials, work, installation and decorations of any nature brought upon or installed in the Premises shall be at the risk of the party who brought such materials or items onto the Premises. Neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Tenant, except in the event of negligence or willful misconduct on the part of Landlord or any party acting on Landlord's behalf. As a condition to such early entry, Landlord may require Tenant to execute a hold harmless agreement, in a form acceptable to Landlord. Such early occupancy shall be subject to the terms and provisions of Section 3.1 of the Lease.

        8.5 CONFORMANCE WITH LAWS. Tenant shall cause all Tenant Work and all Tenant Improvements to be constructed or installed in conformity with all applicable codes and regulations of governmental authorities having jurisdiction over the Project and the Premises and valid building permits and other necessary authorizations from appropriate governmental agencies when required, which in the case of the Tenant Improvements and Tenant Work, shall be obtained by Tenant at Tenant's sole expense. Any Tenant Improvements or Tenant Work not acceptable to the applicable governmental authority or not reasonably satisfactory to Landlord in accordance with the standard listed above (unless previously approved by Landlord), shall be promptly corrected, replaced, or brought into compliance with such applicable codes and regulations at Tenant's expense. Notwithstanding any failure by Landlord to object to any such Tenant Improvements or Tenant Work, Landlord shall have no responsibility therefor.

        8.6 LIENS. Tenant shall keep the Premises and Project free from any mechanics', materialmen's or other liens arising out of (1) any work performed upon or materials or furniture, fixtures or improvements delivered to the Premises including but not limited to any Tenant Improvements and Tenant Work performed by or for Tenant or any person or entity claiming by, through or under Tenant, and (2) materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant. Landlord shall have the right at all times to post and keep posted on the Premises any notices which it deems necessary for its protection from such liens (including notices of nonresponsibility). If any such liens are filed and are not released of record by payment or posting of a proper bond within ten (10) days after such filing, Landlord, may, without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any obligations hereunder or under the Lease, cause such liens to be released by any means it shall deem proper, including payment of the claim giving rise to such lien in which event all amounts paid by Landlord shall immediately be due and payable by Tenant.

                                    SECTION 9

                             TENANT'S REPRESENTATIVE

        Tenant has designated ________________________________ as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Tenant as required in this Work Letter. Tenant may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Landlord. All inquiries, requests, instructions, authorizations and other communications with respect to matters covered by this Work Letter from Landlord will be made to Tenant's Representative. Landlord will communicate fully with Tenant's Representative and will not make any inquiries of or to, and will not give any instructions or authorizations to, any other employee or agent of Tenant, including



09/19/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.


                                   EXHIBIT "C"
                                  Page 8 of 10

Tenant's architect, space planner, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter except to the extent necessary to preserve the safety of the Premises or Project or persons thereon.

                                   SECTION 10

                            LANDLORD'S REPRESENTATIVE

        Landlord has designated Ms. Gayle Harpell as its sole representative with respect to the matters set forth in this Work Letter, who shall have full authority and responsibility to act on behalf of Landlord as required in this Work Letter. Landlord may change its representative under this Work Letter at any time by providing five (5) days prior written notice to Tenant. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter from Landlord will be made to Tenant's Representative. Tenant will communicate solely with Landlord's Representative and will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord with regard to matters covered by this Work Letter.

                                   SECTION 11

                                  MISCELLANEOUS

        11.1 SOLE OBLIGATIONS. Except as herein expressly set forth or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease, including any alterations or improvements as contemplated in the Lease, shall also be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

        11.2 APPLICABILITY. This Work Letter shall be applicable only to the Premises and shall not be deemed applicable to: (a) any additional space added to the Premises at any time, whether by the exercise of any options under the Lease or otherwise, or (b) any portion of the Premises or additions thereto in the event of a renewal or extension of the original Lease Term, whether by the exercise of any options under the Lease or any amendment or supplement thereto. The construction of any additions or improvements to the Premises not contemplated by this Work Letter shall be effected pursuant to a separate work letter agreement, in the form then being used by Landlord and specifically addressed to the allocation of costs relating to such construction.

        11.3 AUTHORITY; COUNTERPARTS. Any person signing this Work Letter on behalf of Tenant warrants and represents that such person has authority to do so. This Work Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one instrument.

        11.4 BINDING ON SUCCESSORS. Subject to the limitations on assignment and subletting contained in the Lease, this Work Letter shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

        11.5 LANDLORD'S APPROVAL RIGHTS. Landlord may withhold its approval of the Space Plan, including any revisions requested by Tenant, the Construction Documents, Change Orders or other work requested by Tenant which require work which: (i) exceeds or affects the structural integrity of the Project, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the


09/19/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.


                                   EXHIBIT "C"
                                  Page 9 of 10

Project; (ii) is not approved by the holder of any mortgage or deed of trust encumbering the Project at the time the work is proposed; (iii) would not be approved by a prudent owner of property similar to the Project; (iv) violates any agreement which affects the Project or binds Landlord; (v) Landlord or any of the systems of the Project; (vi) Landlord reasonably believes will reduce the market value of the Premises or Project at the end of the Lease Term; (vii) does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; (viii) is not a Building Standard item or an item of equal or higher quality; (ix) in Landlord's determination detrimentally affects the uniform exterior appearance of the Project; or (x) is reasonably disapproved by Landlord for any other reason not set forth herein.

        11.6 TIME OF THE ESSENCE. Time is of the essence as to each and every term and provision of this Work Letter. In all instances where Tenant is required to approve an item, if no written notice of disapproval is given within the stated time period at the end of said period the item shall automatically be deemed approved and the next succeeding time period shall commence. Except as otherwise provided, all references herein to a "number of days" shall mean and refer to calendar days.

        11.7 ATTORNEYS' FEES. In any action to enforce or interpret the terms of this Work Letter, the party prevailing in that action shall be entitled to recover its reasonable attorneys' fees and costs of suit, both at trial and on appeal.

        11.8 INCORPORATION. This Work Letter is and shall be incorporated by reference in the Lease and all of the terms and provisions of the Lease are incorporated herein for all purposes. Any default by Tenant hereunder also constitutes a default under the Lease.



        IN WITNESS WHEREOF, the Work Letter has been made and executed as of the date set forth below.

LANDLORD:                              TENANT:

Rancho Bernardo Associates,            Inland Casino Corporation,
a California General Partnership       a Utah Corporation

By:  Newport National Corporation,
     a California Corporation
Its: Manager


By: /s/ Jeffry A. Brusseau             By: /s/ Lloyd D. Speer
   ------------------------------         ------------------------------
Name:   Jeffry A. Brusseau             Name: Lloyd D. Speer
     ----------------------------           ----------------------------
Title:  Senior Vice President          Title: President
      ---------------------------            ---------------------------
                                       By: /s/ Lloyd D. Speer
                                          ------------------------------
                                       Name: Lloyd D. Speer
                                            ----------------------------
                                       Title: Chief Executive Officer
                                             ---------------------------

Date: 9/27/97                          Date: 9/24/97
     ----------------------------           ----------------------------


09/19/97                                           Landlord Initials: /s/ J.A.B.

                                                     Tenant Initials: /s/ L.D.S.


                                   EXHIBIT "C"
                                  Page 10 of 10